UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.____)

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Orion Energy Systems, Inc.

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June 21, 2019

Dear Fellow Shareholders:

Thank you for your investment in Orion and the confidence you have placed in our Board of Directors. This year, we are excited to share with you the significant progress we have made in fiscal 2019. We believe that the progress we have made this year represents not only an endorsement of the values, expertise, product quality, and customer commitment of the entire Orion organization, but also a confirmation of our customers’ satisfaction with our solutions and service. Some of our highlights from fiscal 2019 and early fiscal 2020 include:

Revenue Growth. In fiscal 2019, our efforts to win new work and grow revenue were successful as we achieved our goal of growing revenue in fiscal 2019, with revenues increasing by over 9%.

Bookings Growth. Our fiscal 2019 bookings increased to $75.2m, an increase of $16.2m or 27.5% over fiscal 2018 bookings of $59m.

Positive Adjusted EBITDA. We achieved positive adjusted EBITDA for the second half of fiscal 2019.

Stock Appreciation. Our stock price increased 241% since the beginning of fiscal 2019, from $0.85 to $2.90 as of June 14, 2019.

We are proud of the accomplishments we were able to deliver to our shareholders in fiscal 2019 and cordially invite you to attend our 2019 Annual Meeting of Shareholders, which will be held on Wednesday, August 7, 2019, at 1:00 p.m., Central Time, on the 40th Floor of the U.S. Bank Center, located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. We will also broadcast the meeting as a live audio webcast through our website, www.orionlighting.com, and a replay will be available on our website during the month of August. We hope that you will be able to attend our annual meeting in person, or through our website, to hear about exciting progress on the horizon at Orion.

Sincerely,

Michael W. Altschaefl
Chief Executive Officer and Board Chair

Orion Energy Systems, Inc.

2210 Woodland Drive

Manitowoc, Wisconsin 54220

(800) 660-9340

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Orion Energy Systems, Inc.:

Our 2019 Annual Meeting of Shareholders will be held on Wednesday, August 7, 2019, at 1:00 p.m., Central Time, on the 40th Floor of the U.S. Bank Center, located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Consistent with prior years, we have made access to our meeting easier for all of our shareholders. So, rather than having to attend our meeting in person, you will be able to listen to our meeting live via the internet. We will broadcast the meeting as a live audio webcast through our website, www.orionlighting.com, and a replay will be available on our website during the month of August. Despite access to our audio webcast, if you still desire to attend the meeting in person, you will need to comply with our admission procedures. All shareholders as of the meeting record date, June 11, 2019, may attend the meeting, but must present photo identification in order to enter the meeting.

At the annual meeting, as we describe in the accompanying proxy statement, we will ask you to vote on the following matters:

1. the election of two nominees named in the attached proxy statement as Class III directors to serve for a term expiring at the 2022 annual meeting of shareholders and one nominee named in the attached proxy statement as a Class I director to serve for a term expiring at the 2020 annual meeting of shareholders and, in each case, until their successors have been duly elected and qualified;

2. an advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement;

3. the approval of the 2016 Orion Energy Systems, Inc. Omnibus Incentive Plan, as amended and restated (the “Amended 2016 Plan”);

4. the ratification of BDO USA, LLP to serve as our independent registered public accounting firm for our fiscal year 2020; and

5. such other business as may properly come before the annual meeting, or any adjournment or postponement thereof.

You are entitled to vote at the annual meeting only if you were a shareholder of record at the close of business on June 11, 2019. A proxy statement and proxy card are enclosed. Whether or not you expect to attend the annual meeting, it is important that you promptly complete, sign, date and submit the proxy card via internet, telephone or mail in accordance with its instructions so that you may vote your shares. If you hold your shares in a brokerage account, you should be aware that, if you do not instruct your broker how to vote, your broker will not be permitted to vote your shares for the election of directors, on the advisory vote to approve the compensation of our named executive officers or for the approval of the Amended 2016 Plan. Therefore, you must affirmatively take action to vote your shares at our annual meeting. If you do not, your shares will not be voted on these items.

By order of the Board of Directors:

Michael W. Altschaefl
Chief Executive Officer and Board Chair

Manitowoc, Wisconsin

June 21, 2019

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on August 7, 2019. Our proxy statement for our 2019 Annual Meeting of Shareholders and our 2019 Annual Report to Shareholders are available at www.proxyvote.com.

Our Annual Report on Form 10-K is enclosed with this notice and proxy statement for shareholders who have elected to receive paper copies of our proxy materials.

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

To be Held August 7, 2019

We are providing these proxy materials to you because our board of directors is soliciting proxies for use at our 2019 Annual Meeting of Shareholders to be held on Wednesday, August 7, 2019, at 1:00 p.m., Central Time, on the 40th Floor of the U.S. Bank Center, located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and at any adjournment or postponement thereof (which we refer to collectively as our “annual meeting”), for the purposes set forth in the attached Notice of 2019 Annual Meeting of Shareholders and as described herein. We either (i) mailed you a notice of internet availability of our proxy materials on or before June 21, 2019 notifying each shareholder entitled to vote at the annual meeting how to vote and how to electronically access a copy of this proxy statement and form or proxy or (ii) mailed you a printed copy of such proxy materials and a proxy card in paper format.

Consistent with prior years, we are using the “notice and access” system adopted by the SEC relating to the delivery of our proxy materials over the internet. The SEC’s notice and access rules allow us to deliver our proxy materials to our shareholders by posting the materials on an internet website, notifying shareholders of the availability of our proxy materials on the internet and sending paper copies of our proxy materials upon shareholder request. We believe that the notice and access rules allow us to use internet technology that many shareholders prefer, continue to provide our shareholders with the information that they need and, at the same time, ensure more prompt delivery of our proxy materials. The notice and access rules also lower our cost of printing and delivering our proxy materials and minimize the environmental impact of printing paper copies.

As a result, we mailed to many of our shareholders a notice of internet availability of our proxy materials instead of a paper copy of our proxy materials. Shareholders who received the notice will have the ability to access our proxy materials over the internet and to request a paper copy of our proxy materials by mail, by e-mail or by telephone. Instructions on how to access our proxy materials over the internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request our proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The notice of internet availability of our proxy materials also serves as a notice of meeting.

Consistent with prior years, we have made access to our meeting easier due to the growing number of our institutional shareholders across the country and the world. Rather than having to attend our meeting in person, you will be able to listen to our meeting live via the internet. We will broadcast the meeting as a live audio webcast through our website, www.orionlighting.com, and a replay will be available on our website during the month of August. Despite access to our audio webcast, if you still desire to attend the meeting in person, you will need to comply with our admission procedures. All shareholders as of the meeting record date, June 11, 2019, may attend the meeting, but must present photo identification in order to enter the meeting.

Execution of a proxy will not affect your right to attend the annual meeting and to vote in person, nor will your presence revoke a previously submitted proxy. You may revoke a previously submitted proxy at any time before the annual meeting by giving written notice of your intention to revoke the proxy to our board secretary, by notifying the appropriate personnel at the registration desk at the annual meeting in writing or by voting in person upon entry to the annual meeting. Unless revoked, the shares represented by proxies received by our board of directors will be voted at the annual meeting in accordance with the instructions thereon. If no instructions are specified on a proxy, the votes represented thereby will be voted: (1) for the board’s three director nominees set forth below; (2) for the advisory vote to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the executive compensation tables set forth below in this proxy statement; (3) for the approval of the 2016 Orion Energy Systems, Inc. Omnibus

Incentive Plan, as amended and restated (the “Amended 2016 Plan”); (4) for ratification of BDO USA, LLP to serve as our independent registered public accounting firm for our fiscal year 2020; and (5) on such other matters that may properly come before the annual meeting in accordance with the best judgment of the persons named as proxies. Our board of directors has designated Michael W. Altschaefl and William T. Hull, and each or either of them, as proxies to vote the shares of our common stock solicited on its behalf.

IMPORTANT: If you hold your shares in a brokerage account, you should be aware that, if you do not instruct your broker how to vote, your broker will not be permitted to vote your shares for the election of directors, the approval of the Amended 2016 Plan or the advisory vote to approve the compensation of our named executive officers. Therefore, you must affirmatively take action to vote your shares at our annual meeting. If you do not, your shares will not be voted on these items.

The three nominees receiving the highest vote totals of the eligible shares of our common stock, no par value per share (“Common Stock”), will be elected as our directors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. The advisory vote to approve the compensation of our named executive officers, the approval of the Amended 2016 Plan and the appointment of BDO USA, LLP to serve as our independent registered public accounting firm for our fiscal year 2020 will be approved if the votes cast in favor of approval exceed the votes cast against approval. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will be disregarded in the calculation of votes cast.

Only holders of record of shares of our Common Stock as of the close of business on June 11, 2019 (the “Record Date”) are entitled to vote at the annual meeting. As of the Record Date, we had 29,925,704 shares of Common Stock outstanding and entitled to vote. The record holder of each share of Common Stock outstanding on the Record Date is entitled to one vote per share on each matter submitted for shareholder consideration at the annual meeting. In order for us to validly transact business at the annual meeting, we must have a quorum present. A majority of the votes of the shares of Common Stock entitled to be cast, or shares representing at least 14,962,852 votes, will represent a quorum for the purposes of the annual meeting.

WE INTEND TO BEGIN MAKING THIS PROXY STATEMENT AND THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AVAILABLE TO SHAREHOLDERS ON OR ABOUT JUNE 21, 2019.

PROPOSAL ONE:

ELECTION OF DIRECTORS

We maintain a staggered board of directors divided into three classes. Currently, there are two directors in Class I (2017-2020) (Ms. Richstone and Mr. Young), two directors in Class II (2018-2021) (Messrs. Altschaefl and Williamson) and two directors in Class III (2016-2019) (Messrs. Potts and Otten). Each director generally serves for a term ending on the date of the third annual shareholders’ meeting following the annual shareholders’ meeting at which such director’s class was most recently elected and until his or her successor is duly elected and qualified.

At the annual meeting, the terms of our two current Class III (2016-2019) directors (Messrs. Potts and Otten) will expire. In addition, on May 16, 2019, we appointed Alan Howe to our board of directors and are nominating Mr. Howe for election by our shareholders as a new Class III (2019-2022) director at the annual meeting. We believe that Mr. Howe’s expertise in financial capital markets and M&A, as well as his experience from serving on other public company boards, will be a positive addition to our boardroom.

In connection with the expiration of the terms of our current Class III directors and the appointment and nomination of Mr. Howe, we have, following consultation with Mr. Potts, determined that Mr. Potts will be nominated for re-election as a Class I director, which will result in Mr. Potts serving a one-year term expiring at the 2020 annual meeting of shareholders.

At the annual meeting, our shareholders will elect two Class III directors to serve until our 2022 annual meeting of shareholders and one Class I director to serve until our 2020 annual meeting of shareholders, and, in each case, until their successors are duly elected and qualified. Assuming all of our director nominees are elected, following the annual meeting, our board will consist of three directors in Class I (2017-2020) (Ms. Richstone, Mr. Potts and Mr. Young), two directors in Class II (2018-2021) (Messrs. Altschaefl and Williamson) and two directors in Class III (2019-2022) (Messrs. Howe and Otten).

The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the board’s nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our board. Our directors have no reason to believe that any of the nominees named below will be unable to serve if elected.

The following sets forth certain information, as of June 21, 2019, about each of the board’s nominees for election at the annual meeting and each director of our company whose term will continue after our annual meeting.

Nominees For Election at the Annual Meeting

Class III Directors (2019-2022) — Terms Expiring 2022

Alan B. Howe, 57 has served as co-founder and Managing Partner of Broadband Initiatives, LLC, a telecommunications consulting firm, since 2001. Mr. Howe also served as Vice President of Strategic and Wireless Business Development for Covad Communications, Inc., a national broadband telecommunications company, from 2005 to 2008, and as Chief Financial Officer and Vice President of Corporate Development for Teletrac, Inc., a mobile data and location solutions provider, from 1995 to 2011. Previously, he held various executive management positions for Sprint and Manufacturers Hanover Trust Company. Mr. Howe has over 30 years of extensive hands-on expertise combined with corporate finance, business development and corporate governance experience. Mr. Howe has a broad business background and has been exposed to a wide variety of complex business situations within large corporations, financial institutions, start-ups, small-caps and turnarounds. Mr. Howe is currently a member of the board of directors of Data I/O Corporation (where he serves as chairman), Resonant, Inc. and Babock and Wilcox. Previously, Mr. Howe served on the boards of Determine, Inc., MagicJack Vocaltec, Widepoint, Qualstar and CafePress. Mr. Howe holds a B.S. in business administration and marketing from the University of Illinois and an M.B.A. in finance from the Indiana University, Kelley Graduate School of Business. We believe that Mr. Howe’s expertise in financial capital markets and M&A, as well as his experience from serving on other public company boards, qualify him for service as a director of our company.

Anthony L. Otten, 63, has served as a director since August 2015. In June 2017, Mr. Otten was appointed as our lead independent director. Mr. Otten serves as managing member of Stillwater, LLC. Previously, Mr. Otten served as chief executive officer of Versar, Inc. from February 2010 until its sale in November 2017 and also served as a member of the board of directors of Versar, Inc. from 2008 until its sale in November 2017. Mr. Otten previously served as managing member of Stillwater, LLC from July 2009 to February 2010; operating partner of New Stream Asset Funding, LLC from 2007 to June 2009; managing member of Stillwater, LLC from 2004 to 2007 and principal of Grisanti, Galef and Goldress, Inc. from 2001 to 2004. Previously, Mr. Otten held senior management positions with Cabot Corporation and Marriott Corporation. We believe that Mr. Otten’s experience as a chief executive officer of a public company, capital markets expertise and merger and acquisition experience qualify him for service as a director of our company. We further believe that Mr. Otten’s leadership experience and contributions to our board qualify him to serve as our lead director.

Class I Director (2017-2020) — Term Expiring 2020

Michael J. Potts, 55, is the founding and managing partner of Rugged, LLC, an outdoor products company. Mr. Potts retired as our chief risk officer and executive vice president in August, 2017. Prior to becoming our chief risk officer and executive vice president, Mr. Potts served as our president and chief operating officer from July 2010 until March 2017 and as an executive vice president from 2003 until July 2010. Mr. Potts has served as a director since 2001. Mr. Potts joined our company as our vice president of technical services in 2001. Prior to joining our company, Mr. Potts founded Energy Executives Inc., a consulting firm that assisted large energy-consuming clients on energy issues. From 1988 through 2001, Mr. Potts was employed by Kohler Co., one of the world’s largest manufacturers of plumbing products. From 1990 through 1999 he held the position of supervising engineer energy in Kohler’s energy and utilities department. In 2000, Mr. Potts assumed the position of supervisor of the energy management group which manages Kohler’s entire corporate energy portfolio, as well as the position of general manager of its natural gas subsidiary. We believe that Mr. Potts’ experiences in leadership roles in our company and in the energy industry, his public affairs experience, his engineering background and his significant personal holdings of our Common Stock qualify him for service as a director of our company.

RECOMMENDATION OF THE BOARD: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ABOVE DIRECTOR NOMINEES.

Directors Continuing in Office

Class I Directors (2017-2020) — Terms Expiring 2020

Kenneth M. Young, 55, has served as a director since August, 2017. Mr. Young currently serves as President of B. Riley Financial, a diversified financial services company, Chief Executive Officer at Babcock & Wilcox, a leader in advanced energy and environmental technologies and services for the power, renewable and industrial markets, and Chief Executive Officer at B. Riley Principal Merger Corp, a blank-check merger corporation. Mr. young also serves as Chief Executive Officer of B. Riley Principal Investments, MagicJack VocalTec and United Online, all wholly owned subsidiaries of B. Riley Financial. Mr. Young previously served as president and chief executive officer of Lightbridge Communications Corporation and LCC International, Inc., the largest independent wireless engineering services and network management company in the world, from 2008 until 2016. Prior to his role as president and chief executive officer, Mr. Young was chief operating officer and chief marketing officer of LCC International, Inc. from 2006 to 2008. Prior to joining Lightbridge Communications Corporation, Mr. Young held various senior executive positions with multiple corporations including Liberty Media, Cingular Wireless, SBC Wireless, Southwestern Bell Telephone and AT&T as part of his 16-year tenure within the now combined AT&T Corporation. Mr. Young has served as a member of the board of Sonim Technologies since April 2018 and Liberty Tax, Inc. since August 2018. Mr. Young also served as a member of the board of directors of bebe stores from January 2018 until April 2019, Globalstar, Inc. from September 2015 until December 2018, Standard Diversified Opportunities Inc. from March 2015 until May 2017, B. Riley Financial from May 2015 until October 2016, and Proxim Wireless from December 2016 until July 2018. Mr. Young currently serves on the compensation and nominating committees for Liberty Tax. He served as chair of the audit committee and on the compensation & governance committees while on the B. Riley board and served on the compensation committee while on the Standard Diversified board. Mr. Young holds a Bachelor of Science degree in Computer Science from Graceland University and an MBA from the University of Southern Illinois. Mr. Young has over 30 years of operation, executive and director experience primarily within the communications and finance industries. Mr. Young’s relationships are at the highest level within North American and international cable and wireless companies and he has also led the development of an international consumer wireless application company, developed international consumer and business-to-business brand strategies, created a Fortune 500 enterprise sales operation, as well as leading a unique program designed to create and market consumer and business-to-business products using SBC, BellSouth and Cingular Wireless assets and resources. We believe that Mr. Young’s experience in leadership positions at telecommunications companies and his executive, operational, strategic and financial expertise qualify him for service as a director of our company.

Ellen B. Richstone, 67, has served as a director since May 2017. Ms. Richstone was the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace, a Fortune 500 company. From 2002 to 2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group. From 2003 until its sale in 2007, Ms. Richstone served as the financial expert on the board of directors of American Power Conversion. Ms. Richstone currently serves on the boards of two public companies: eMagin Corporation and Superior Industries International. She currently chairs the audit committees of eMagin Corporation and Superior Industries in addition to Orion. Ms. Richstone has prior experience on both public and private boards and is currently on the board of the National Association of Corporate Directors in New England. Ms. Richstone’s past public board service includes BioAmber, Inc. (sold), American Power Conversion (sold), Everyware Global (taken private) and Parnell Pharmaceuticals Holdings Ltd. (taken private). In April 2013, Ms. Richstone was given the first annual Distinguished Director Award from the Corporate Directors Group (renamed ACCD). Ms. Richstone graduated from Scripps College in Claremont California and holds graduate degrees from the Fletcher School of Law and Diplomacy at Tufts University. Ms. Richstone also completed the Advanced Professional Certificate in Finance at New York University’s Graduate School of Business Administration and attended the Executive Development program at Cornell University’s business school. Ms. Richstone holds an Executive Master’s Certification in Director Governance from the American College of Corporate Directors. In January 2018 Ms. Richstone was named a National Association of Corporate Directors Fellow, the highest governance level awarded. We believe that Ms. Richstone’s financial expertise and her experience as a seasoned executive and board member qualify her for service as a director of our company.

Class II Directors (2018-2021) — Terms Expiring 2021

Michael W. Altschaefl, 60, was appointed as our chief executive officer on May 25, 2017 and has served as a director since October 2009. Mr. Altschaefl has served as our board chair since August 2016. Mr. Altschaefl serves as the chairman of E-S Plastic Products LLC, a custom manufacturer of plastic injected molded parts and PanelTEK LLC, an electrical engineering services and custom manufacturer of electrical control panels. Mr. Altschaefl served as the president and chairman of Still Water Partners, Inc., a private investment firm, from August 2013 through December 2017 and as president of E-S Plastic Products LLC from November 2013 through May 2017. Previously, Mr. Altschaefl served as the vice president—strategy and business development of Shiloh Industries, Inc., a public company and leading independent manufacturer of advanced metal product solutions for high volume applications in the North American automotive, heavy truck, trailer and consumer markets from January 2013 until October 2013. Mr. Altschaefl was an owner and chief executive officer of Albany-Chicago Company LLC, a custom die cast and machined components company when Shiloh Industries purchased the company in December 2012. Mr. Altschaefl is a certified public accountant. Prior to acquiring Albany-Chicago Company LLC in 2008, Mr. Altschaefl worked for 27 years with two international independent registered public accounting firms, including 16 years as a partner. We believe that Mr. Altschaefl’s experience as our chief executive officer, his experience in other leadership positions at manufacturing companies and his background as an accountant qualify him for service as our chief executive officer, director and board chair.

Mark C. Williamson, 65, has served as a director since April 2009 and was our lead independent director from October 2009 through May 2013. Mr. Williamson was a partner of Putnam Roby Williamson Communications of Madison, Wis., a strategic communications firm specializing in energy utility matters, from 2008 until 2018. He has more than 20 years of executive-level utility experience. Prior to joining Putnam Roby Williamson Communications, Mr. Williamson was vice president of major projects for American Transmission Company from 2002 to 2008, served as executive vice president and chief strategic officer with Madison Gas and Electric Company from 1986 to 2002 and, prior to 1986, was a trial attorney with the Madison firm Geisler and Kay S.C. We believe that Mr. Williamson’s background in the energy utility industry, legal experience and in management positions qualify him for service as a director of our company.

We strongly encourage our directors to attend our annual meeting, and it is expected that they will do so. Four of our six then-serving directors attended our 2018 annual meeting in person.

CORPORATE GOVERNANCE

Board of Directors — General

Our board of directors met 13 times during fiscal 2019, consisting of five mandatory meetings of the board of directors and eight optional meetings of the board of directors. All of our incumbent directors attended at least 75% of the aggregate of (a) the total number of mandatory meetings of the board held during the fiscal year while they were a director and (b) the total number of meetings held by all committees of the board on which they served during the fiscal year while they were serving on the committees.

Our board has determined that each of Ms. Richstone and Messrs. Howe, Otten, Williamson and Young is independent under the listing standards of the Nasdaq Capital Market. Our board generally uses the director independence standards set forth by the Nasdaq Capital Market as its subjective independence criteria for directors, and then makes an affirmative determination as to each director’s independence by taking into account other, objective criteria as applicable.

Standing Board Committees

Our board of directors has established the following standing committees: an audit and finance committee, a compensation committee and a nominating and corporate governance committee. Our board has adopted charters for each standing committee describing their respective responsibilities. The charters are available on our website at www.orionlighting.com. In connection with his appointment as our chief executive officer, our board of directors determined that Mr. Altschaefl was no longer an independent director and, accordingly, reorganized the structure of our standing board committees to remove Mr. Altschaefl as an official member of each committee (although he still serves as an ex-officio member of each committee) in order to comply with the committee independence standards established by the Nasdaq Capital Market.

Our audit and finance committee is currently comprised of Ms. Richstone and Messrs. Otten and Williamson, with Ms. Richstone acting as chair. Each member of the audit and finance committee is an audit committee financial expert, as defined under rules of the Securities and Exchange Commission (the “SEC”) implementing Section 407 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The principal responsibilities and functions of our audit and finance committee are to (i) oversee the reliability of our financial reporting, the effectiveness of our internal control over financial reporting, and the independence of our internal and external auditors and audit functions and (ii) oversee the capital structure of our company and assist our board of directors in assuring that appropriate capital is available for operations and strategic initiatives. In carrying out its accounting and financial reporting oversight responsibilities and functions, our audit and finance committee, among other things, oversees and interacts with our independent auditors regarding the auditors’ engagement and/or dismissal, duties, compensation, qualifications and performance; reviews and discusses with our independent auditors the scope of audits and our accounting principles, policies and practices; reviews and discusses our audited annual financial statements with our independent auditors and management; and reviews and approves or ratifies (if appropriate) related party transactions. Our audit and finance committee also is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. Our audit and finance committee met nine times in fiscal 2019. Each member of our audit and finance committee meets the requirements for independence under the current rules of the Nasdaq Capital Market and the SEC.

Our compensation committee is currently comprised of Messrs. Otten, Williamson and Young, with Mr. Williamson acting as chair. The principal functions of our compensation committee include (i) administering our incentive compensation plans; (ii) establishing performance criteria for, and evaluating the performance of, our executive officers (including, in the absence of a lead director, our CEO); (iii) annually setting the salary and other compensation for our executive officers; (iv) overseeing the company’s response to the outcome of our shareholders’ advisory votes on our executive compensation; (v) annually reviewing the compensation paid to our non-employee directors; (vi) annually reviewing the compensation committee’s charter, our equity compensation plans and the compensation committee’s current practices, procedures and controls in order to develop, maintain and implement equity compensation compliance procedures; (vii) providing our board of directors with an annual report on our compliance with our procedures, policies, and guidelines for issuing equity awards; and (viii) reviewing and approving all disclosures in our SEC filings, including our annual proxy statement, concerning our equity compensation plans and executive and director compensation matters. In addition, members of our compensation committee are required to receive periodic training concerning our operative equity compensation plans and compensation procedures, as well as general best practices for executive compensation. Our compensation committee met four times in fiscal 2019. Each member of our compensation committee meets the requirements for independence under the current Nasdaq Capital Market and SEC rules. Our compensation committee did not engage the services of a compensation consultant to determine executive compensation for either of fiscal 2019 or fiscal 2020. In general, the compensation committee has determined to engage an independent compensation consultant only if relevant factors or circumstances change significantly.

Our nominating and corporate governance committee is comprised of Ms. Richstone and Messrs. Otten and Young, with Mr. Young acting as chair. The principal functions of our nominating and corporate governance committee are, among other things, to (i) establish and communicate to shareholders a method of recommending potential director nominees for the committee’s consideration; (ii) develop criteria for selection of director nominees; (iii) identify and recommend persons to be selected by our board of directors as nominees for election as directors; (iv) plan for continuity on our board of directors; (v) recommend action to our board of directors upon any vacancies on the board; and (vi) consider and recommend to our board other actions relating to our board of directors, its members and its committees. Our nominating and corporate governance committee met four times in fiscal 2019. Each member of our nominating and corporate governance committee meets the requirements for independence under the Nasdaq Capital Market and SEC rules.

Board Leadership Structure and Role in Risk Oversight

Our board of directors does not have a policy on whether or not the roles of chief executive officer and board chair should be separate. Our board reserves the right to assign the responsibilities of the chief executive officer and board chair to different individuals or to the same individual if, in the board’s judgment, a combined chief executive officer and board chair position is determined to be in the best interest of our company. In the circumstance where the responsibilities of the chief executive officer and board chair are vested in the same individual or in other circumstances when deemed appropriate, the board will designate an independent lead director from among the independent directors. The duties of the lead director include (i) conferring with the board chair on, and approving, meeting agendas and meeting schedules to assure there is sufficient time for discussion of all agenda items; (ii) calling and presiding over all meetings of the board at which the board chair is not present, including executive sessions; (iii) leading the annual performance reviews of the chief executive officer and the board; (iv) ensuring that there is open communication between our independent directors, the board chair and other management members; (v) being available, when deemed appropriate by the board, for consultation and direct communication with shareholders; and (vi) reviewing, at his or her discretion, information to be sent to the board.

The positions of chief executive officer and board chair had been separate since August 25, 2010; however, on May 25, 2017, our board restructured our management team and appointed Mr. Altschaefl (our then serving non-executive board chair) to serve as our chief executive officer, thereby combining the positions of chief executive officer and board chair. As a result, in June 2017, our board designated Mr. Otten to serve as our board’s independent lead director. Our board believes that this leadership structure assists our board in implementing our strategic plan, creates streamlined accountability for our performance, and facilitates our board’s efficient and effective functioning. Our board also believes that having Mr. Altschaefl serve as both our chief executive officer and our board chair allows him to leverage the information gained from both roles to effectively lead our company, while having Mr. Otten serve as our lead director continues to help our board execute independent oversight of our management team. Our board retains the authority to modify this structure to best address our company’s unique circumstances as and when appropriate.

Our full board is responsible for the oversight of our enterprise risk management process. Our board is responsible for overseeing our management team’s identification of certain enterprise risks that could adversely affect our company and the steps management has taken or plans to take to monitor, control and report such risks, including risks relating to the execution of our strategy to achieve profitability, our sales and distribution model, the sufficiency of our liquidity and capital, customer concentration, competitive pressures on the average sales price of our products, adapting to convergence and commoditization in the lighting industry, the introduction of new, low-cost competitors in the lighting industry, uncertain political and economic conditions, the impact of changes in trade policies and tariffs on our components and products, cybersecurity risk, component inventory supply, retention of key employees, innovation and product development, creating shareholder value, supply chain and inventory management, communication with investors, certain actions of our competitors, the protection of our intellectual property, inventory investment and risk of obsolescence, security of information systems and data, implementation of new information systems, credit risk, exchange rate risk, product liability, and addition of new renewable energy technologies. Our management reports on these risks periodically to our board. Our board relies on our compensation committee to address significant risk exposures facing our company with respect to compensation. As described herein under the heading “Risk Assessment of our Compensation Policies and Practices,” each year, our compensation committee conducts a review of our compensation policies and practices to assess whether any significant risks arising from such policies and practices are reasonably likely to materially adversely affect our company. In addition, our audit committee supports the board’s risk oversight function by overseeing and managing risks relating to the reliability of our financial reporting and the effectiveness of our internal control over financial reporting, as well as risks related to our liquidity and capital structure. Our board’s role in the oversight of our risk management has not affected our board’s determination that the combined chief executive officer and board chair position (with the designation of an independent lead director) constitutes the most appropriate leadership structure for our company at this time. Our audit and finance committee and our full board review and comment on the draft risk factors for disclosure in our annual and quarterly reports and use the receipt of such draft risk factors to initiate discussions with appropriate members of our senior management if such risk factors raise questions or concerns about the status of enterprise risks then facing our company.

Nominating and Corporate Governance Committee Procedures

Our nominating and corporate governance committee will consider shareholder recommendations for potential director nominees, which should be sent to the nominating and corporate governance committee, c/o board secretary, Orion Energy Systems, Inc., 2210 Woodland Drive, Manitowoc, Wisconsin 54220. The time by which such recommendations must be received in order to be timely is set forth below under “Shareholder Proposals.” The information to be included with recommendations is set forth in our Amended and Restated Bylaws, and factors that our nominating and corporate governance committee will consider in selecting director nominees are set forth in our Corporate Governance Guidelines. Our Corporate Governance Guidelines are available on our website at www.orionlighting.com. Our nominating and corporate governance committee evaluates all potential nominees in the same manner, and may consider, among other things, a candidate’s strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, industry knowledge and experience and geographic, gender, age, and ethnic diversity. Our nominating and corporate governance committee believes that directors should display the highest personal and professional ethics, integrity and values and sound business judgment. The committee also believes that, while diversity and variety of experiences and viewpoints represented on our board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of geographic, gender, age or ethnic diversity. Our nominating and corporate governance committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above, as well as the director’s contributions to the board during their current term. As part of its periodic self-assessment, our nominating and corporate governance committee assesses the effectiveness of its director selection policy described in this paragraph, including its provisions relating to the consideration of diversity.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, employees and officers, including our principal executive officer, our principal financial officer, our controller and persons performing similar functions. Our Code of Conduct is available on our web site at www.orionlighting.com. Any material amendments or waivers relating to the Code of Conduct will be disclosed on our web site referenced in this paragraph within four business days following the date of such amendment or waiver.

EXECUTIVE OFFICERS

The following table sets forth information as of June 21, 2019 regarding our current executive officers:

Name	Age	Position

Michael W. Altschaefl	60	Chief Executive Officer and Board Chair

William T. Hull	61	Chief Financial Officer, Executive Vice President, Chief Accounting Officer and Treasurer

Scott A. Green	62	Chief Operating Officer and Executive Vice President

Marc Meade	34	Executive Vice President

The following biographies describe the business experience of our executive officers. (For a biography of Mr. Altschaefl, see “Proposal One: Election of Directors” above.)

William T. Hull has served as our chief financial officer, chief accounting officer and treasurer since October 2015 and became an executive vice president on April 1, 2017. Prior to his joining our company, Mr. Hull previously served as an executive of RTI International Metals, Inc., a formerly NYSE listed producer and global supplier of titanium mill products, and a manufacturer of fabricated titanium and specialty metal components, serving most recently as senior vice president and chief risk officer since July 2014 and, prior to that time, serving as senior vice president and chief financial officer since April 2007 and as vice president and chief accounting officer since August 2005. Prior to joining RTI International Metals, Inc. in 2005, Mr. Hull served as corporate controller of Stoneridge, Inc., a NYSE listed global designer and manufacturer of highly engineered electrical and electronic components, modules and systems for the commercial vehicle, automotive, agricultural and off-highway vehicle markets, where he was employed since 1986. Mr. Hull is a certified public accountant.

Scott A. Green has served as our chief operating officer since May 25, 2017, and our executive vice president since August 2016. Mr. Green previously served as our division president: innovation, project engineering and construction management from July 2015 to August 2016, our division president: Orion Engineered Systems from February 2014 to July 2015 and our division president: Harris Lighting from July 2013 to February 2014. Prior to joining us in connection with our acquisition of Harris Manufacturing, Inc. and Harris LED, LLC in July 2013 (“Harris”), Mr. Green served as the executive vice president of Harris from January 2011 until July 2013 and as chief executive officer of Harris from June 1997 to January 2011. Mr. Green graduated from Central Michigan University with a bachelor of science in business.

Marc Meade has served as our executive vice president since January 2014. Mr. Meade had previously served as our senior vice president of finance and operations since November 2012, as vice president of finance and operations of Orion Asset Management and director of finance from February 2012 until November 2012, as finance and taxation manager from 2010 until February 2012 and as director of business development from 2009 to 2010. Prior to joining us in May 2009, Mr. Meade was staff assistant at Schenck SC in the government and not-for-profit solutions division from January 2009 until May 2009. Mr. Meade graduated from Lakeland College in May 2009 with a Bachelor of Arts in accounting with an emphasis in taxation and a minor in economics.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers, whom we refer to as our “NEOs,” during fiscal 2019 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes and narrative for fiscal 2019. The NEOs are identified below in the table titled “Summary Compensation Table for Fiscal 2019.” In this compensation discussion and analysis, we also describe various actions regarding NEO compensation taken before or after fiscal 2019 when we believe it enhances the understanding of our executive compensation program, including actions taken with respect to the material elements of compensation awarded to our NEOs for fiscal 2020.

Overview of Our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated senior management team is essential to the future performance of our company and to building shareholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:

•	to motivate our executive officers to achieve strong financial performance, particularly increased revenue, profitability, free cash flow, cost containment and shareholder value;

•	to attract and retain executive officers who we believe have the experience, temperament, talents and convictions to contribute significantly to our future success; and

•	to align the economic interests of our executive officers with the interests of our shareholders.

In light of these objectives, we have sought to reward our NEOs for achieving financial performance goals, creating value for our shareholders, and for loyalty and dedication to our company. We have historically implemented executive incentive compensation plans that have focused on EBITDA (defined as our earnings before interest, tax, depreciation and amortization), along with revenue growth. In early fiscal 2018, we completed a restructuring of our management team, and implemented a new corporate culture focused on cutting costs and accelerating our path to profitability while continuing to grow revenue. As a result, our compensation program was restructured to decrease overall compensation expense and incentivize decisions that help us achieve our goals related to achieving positive net income, EBITDA and accelerating our path to profitability while continuing to grow revenue. In fiscal 2019, we implemented a bonus program that was designed to incentivize decisions that help us achieve our goals related to achieving positive EBITDA and net income. In fiscal 2020, we continue to focus on achieving profitability and have implemented a bonus program for fiscal 2020 that is designed to help us achieve our goals related to achieving positive EBITDA and net income.

In late fiscal 2018, our management recommended, and our compensation committee approved, the following attributes for our fiscal 2019 executive compensation program:

•

Freezing the salaries of each of our NEOs following the reduction of our NEOs’ salaries for fiscal 2019. The freeze on salaries was due to management’s and the committee’s continued focus on reducing costs and achieving profitability, as well as our performance in fiscal 2019;

•

Restructuring the composition of our annual long-term incentive awards for each of our NEOs due to limited share availability under our 2016 Orion Energy Systems, Inc. Omnibus Incentive Plan (the “2016 Plan”). In fiscal 2019, each of our NEOs received an overall long-term equity-based incentive award set at an initial dollar value equaling 80% of the applicable NEO’s annual base salary (identical to the reduced dollar amounts granted in fiscal 2018). The compensation committee further required that (i) 70% of the grant date dollar amount of each NEO’s fiscal 2019 long-term equity-based incentive award be issued in the form of a combined grant of 60% three-year pro rata vesting restricted stock and 40% restricted cash payable in one-third increments upon the annual vesting of the tandem restricted stock awards in order to provide liquidity to our NEOs for their tax liabilities incurred upon the vesting of their restricted stock awards (so that they would not be encouraged to sell any shares to fund their tax liabilities) and (ii) the remaining 30% of the grant date dollar amount of each NEO’s fiscal 2019 long-term equity-based incentive award be paid in cash, on the condition that the each of our NEOs (other than Mr. Meade, whose cash payment was made unconditional due to his performance and contributions to the Company) agreed to use at least 60% of such cash payment to purchase shares of our Common Stock in the open market during the 10-business day open trading window period commencing on the third business day after the Company’s fiscal 2018 earnings release. The restructuring of our long-term equity-based incentive awards was due to management’s and the committee’s desire to maintain our historical goals of rewarding our NEOs for increasing shareholder value and aligning our NEOs’ economic interests with our shareholders through long-term equity ownership, while also preserving share availability under the 2016 Plan. As a result, our executive officers purchased a total of 154,050 shares of our Common Stock.

•

Implementing a new fiscal 2019 annual cash bonus program focused on achieving our goal of generating positive net income in fiscal 2019. The fiscal 2019 annual cash bonus program provided that if we achieved net income above $100,000 in fiscal 2019, our executives would participate in a bonus pool of up to 50% of our positive net income above $100,000 (calculated after taking into account all bonuses), with the total bonus pool capped at a maximum of $710,000;

•

Implementing a maximum $100,000 discretionary financial performance bonus pool for our NEOs (other than our chief executive officer). The availability of the discretionary financial performance bonus pool was contingent on us achieving at least $500,000 in EBITDA in fiscal 2019 (calculated after taking into account all bonuses), and was to be allocated among our NEOs (excluding our chief executive officer) at the discretion of our chief executive officer. We believe that this additional bonus opportunity further evidenced our commitment to “paying for performance” as it put a greater percentage of our NEOs total compensation “at risk” if certain performance goals were not satisfied.

In late fiscal 2019, our management recommended, and our compensation committee approved, the following attributes for our fiscal 2020 executive compensation program:

•

Increasing the salaries of each of our NEOs by three percent. The increase of our NEO salaries was due to management’s and the committee’s desire to reward management’s efforts in reducing costs (including accepting across-the-board reductions in compensation in fiscal 2018 that continued into fiscal 2019) and putting the Company on the path toward achieving profitability, as well as our performance in fiscal 2019;

•

Increased the level of long-term equity incentive awards for each of our NEOs, with each of our NEOs receiving an overall long-term equity-based incentive award set at an initial dollar value equaling 85% of the applicable NEO’s annual base salary (compared to 80% in fiscal 2019). The compensation committee required that each NEO’s fiscal 2020 long-term equity-based incentive award be issued in the form of a combined grant of 60% three-year pro rata vesting restricted stock and 40% restricted cash payable in one-third increments upon the annual vesting of the tandem restricted stock awards in order to provide liquidity to our NEOs for their tax liabilities incurred upon the vesting of their restricted stock awards (so that they would not be encouraged to sell any shares to fund their tax liabilities), preserve share availability under the 2016 Plan and reduce shareholder dilution caused by the granting of long-term equity-based incentive awards to our NEOs. The grant of our long-term equity incentive awards for fiscal 2020 is contingent on our shareholders approving the Amended 2016 Plan at the 2019 Annual Meeting of Shareholders. If the Amended 2016 Plan is not approved, the fiscal 2020 long-term equity incentive awards will not be granted to our NEOs;

•

Implementing a fiscal 2020 annual cash bonus program focused on achieving our goal of generating positive net income in fiscal 2020. The fiscal 2020 annual cash bonus program provides that if we achieve positive net income in fiscal 2020, our executives will participate in a bonus pool of up to 50% of our positive net income (calculated after taking into account all bonuses), with the total bonus pool capped at a maximum of $732,000 (a three percent increase from fiscal 2019 to correspond with the increase in NEO salaries for fiscal 2020). We believe this approach provides a challenging but obtainable goal that will incentivize management decisions by rewarding the generation of positive net income, and thereby enhancing shareholder value;

•

Implementing a maximum $100,000 discretionary financial performance bonus pool for our NEOs (other than our chief executive officer). The availability of the discretionary financial performance bonus pool is contingent on us achieving at least $500,000 in EBITDA in fiscal 2020 (calculated after taking into account all bonuses), and will be allocated among our NEOs (excluding our chief executive officer) at the discretion of our chief executive officer. We believe that this additional bonus opportunity further evidences our commitment to “paying for performance.”

Our compensation committee has reserved the right and discretion to make exceptions to our executive compensation programs, including as any such exception may apply to the determination of any and/or all of the relative base salaries, cash bonuses, long-term incentive compensation and/or total direct compensation of our executives, for outstanding contributions to the overall success of our company and the creation of shareholder value, as well as in cases where it may be necessary or advisable to attract and/or retain executives who our compensation committee believes are or will be key contributors to creating and sustaining shareholder value, as determined by our compensation committee based on the recommendations of our chief executive officer (in all cases other than our chief executive officer’s own compensation). Our compensation committee also has the discretion to adjust the achievement of the financial metrics under our annual cash bonus programs for unusual and nonrecurring factors and events, such as acquisitions and other unusual events, costs and expenses.

Setting Executive Compensation

Our board of directors, our compensation committee and our chief executive officer each play a role in setting the compensation of our NEOs. Our board of directors appoints the members of our compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive compensation program. Currently, our compensation committee consists of Messrs. Williamson (Chair), Otten and Young. Each member of our compensation committee is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Our compensation committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our executive officers, setting the compensation and other benefits of our executive officers, overseeing the company’s response to the outcome of the advisory votes of shareholders on executive compensation, assessing the relative enterprise risk of our compensation program and administering our incentive compensation plans. Our chief executive officer makes recommendations to our compensation committee regarding the compensation of other executive officers and attends meetings of our compensation committee at which our compensation committee considers the compensation of other executives. Our compensation committee considers these recommendations, but has the final discretionary responsibility for determining the compensation of all of our executive officers.

The compensation committee considered the results from the shareholder advisory vote on executive compensation at our 2018 annual meeting of shareholders as support for the company’s compensation policies and practices. At our 2018 annual meeting of shareholders, more than 96% of the votes cast on the shareholder advisory vote on executive compensation were in favor of our executive compensation. Our board of directors and our compensation committee value the opinions of our shareholders and are committed to ongoing engagement with our shareholders on executive compensation practices. Our board of directors has determined that our shareholders should vote on a say-on-pay proposal each year in accordance with the preference expressed by shareholders on the “say-when-on-pay” proposal at our 2017 annual meeting of shareholders.

Fiscal 2019 Executive Compensation

For fiscal year 2019, our management proposed, and our compensation committee approved, freezes on the salaries and long-term incentive award dollar amounts for each of our NEOs. In addition, our management proposed, and our compensation committee approved, an incentive compensation program consisting of an annual incentive cash bonus opportunity and a discretionary financial performance bonus pool.

Under our fiscal 2019 cash bonus program for NEOs, no bonuses were to be paid unless we achieved net income above $100,000 in fiscal 2019. The fiscal 2019 annual cash bonus program provided that if we achieved net income above $100,000 in fiscal 2019, our executives would participate in a bonus pool of up to 50% of our positive net income above $100,000 (calculated after taking into account all bonuses), with the total bonus pool capped at a maximum of $710,000. In addition, a maximum $100,000 discretionary financial performance bonus pool for our NEOs (other than our chief executive officer), would be made available to our NEOs if we achieved at least $500,000 in EBITDA in fiscal 2019. In fiscal 2019, the Company did not achieve the net income or EBITDA targets. Accordingly, our NEOs did not earn bonuses for fiscal 2019 despite the company’s accomplishments over the past year that should strengthen the foundation and future prospects of the company, including:

•	Effectively implementing our plan to reduce costs and accelerate our path to profitability while continuing to grow revenue;

•	Increasing our revenues;

•	Continuing to introduce new, high-margin LED products to the market; and

•	Continuing to execute on our sales strategy.

In late fiscal 2018 and early fiscal 2019, management and the compensation committee conducted an examination of projected share availability under our 2016 Plan and determined that, based on the then-current price of our Common Stock on the Nasdaq Capital Market, there were insufficient shares remaining available under our 2016 Plan to support the compensation committee’s annual grant of long-term equity awards to our NEOs and non-employee directors at the same aggregate dollar values granted in fiscal 2018. As a result, our management proposed, and our compensation committee approved, a restructuring of the composition of our annual long term incentive awards. In fiscal 2019, each of our NEOs received an overall long-term equity-based incentive award set at a dollar value equaling 80% of the applicable NEO’s annual base salary (identical to the dollar amounts granted in fiscal 2018). The compensation committee further required that (i) 70% of the grant date dollar amount of each NEO’s fiscal 2019 long-term equity-based incentive award be in the form of a combined grant of 60% three-year pro rata vesting restricted stock and 40% restricted cash payable in one-third increments upon the annual vesting of the tandem restricted stock awards in order to provide liquidity to our NEOs for their tax liabilities incurred upon the vesting of their restricted stock awards (so that they would not be encouraged to sell any shares to fund their tax liabilities) and (ii) the remaining 30% of the grant date dollar amount of each NEO’s fiscal 2019 long-term equity-based incentive award be paid in cash, on the condition that the each of our NEOs (other than Mr. Meade, whose cash payment was made unconditional due to his performance and contributions to the Company) agreed to use at least 60% of such cash payment to purchase shares of our Common Stock in the open market during the 10-business day open trading window period commencing on the third business day after the Company’s fiscal 2018 earnings release. As a result, our executive officers purchased a total of 154,050 shares of our Common Stock.

Fiscal 2020 Executive Compensation

In late fiscal 2019, our management proposed, and our compensation committee approved, a three percent across the board increase of the salaries for each of our NEOs. In connection with the approval of our long-term incentive compensation, our management proposed, and our compensation committee approved, an increase in the dollar amount of our long-term equity incentive restricted stock awards for each of our NEOs, with long-term equity compensation grants being set at a dollar amount equal to 85% of each of our NEOs fiscal 2020 base salary. The compensation committee’s decision to increase NEO base salaries and long-term equity-based incentive compensation levels was a result the committee’s desire to reward management’s efforts in reducing costs (including accepting across-the-board reductions in NEO compensation in fiscal 2018 that continued into fiscal 2019) and putting the Company on the path toward achieving profitability. Finally, our management proposed, and our compensation committee approved, an incentive compensation program consisting of an annual incentive cash bonus opportunity and a discretionary financial performance bonus pool based on the achievement of positive net income and EBITDA.

In late fiscal 2019 and early fiscal 2020, management and the compensation committee evaluated the projected share availability under the 2016 Plan and approved the Amended 2016 Plan which will, if approved by shareholders at the 2019 annual meeting, increase the authorized number of shares currently available for issuance under the 2016 Plan. In addition, the compensation committee sought to preserve share availability under the Amended 2016 Plan by requiring that each NEO’s fiscal 2020 long-term equity-based incentive award be issued in the form of a combined grant of 60% three-year pro rata vesting restricted stock and 40% restricted cash payable in one-third increments upon the annual vesting of the tandem restricted stock awards. The compensation committee has made the grant of the fiscal 2020 long-term equity-based incentive awards contingent on our shareholders approving the Amended 2016 Plan at the 2019 Annual Meeting of Shareholders. If the Amended 2016 Plan is not approved, then the fiscal 2020 long-term equity incentive awards will not be granted to our NEOs.

In early fiscal 2020, the compensation committee evaluated management’s ongoing efforts to grow our revenues and granted members of our management cash bonuses in recognition of their performance in controlling costs, increasing our revenues and their success in fiscal 2019 and early fiscal 2020 in being awarded approximately $100 million in new business from a major customer. As a result, Mr. Altschaefl was granted a $50,000 bonus and Messrs. Hull, Green and Meade were each granted a $25,000 bonus.

Internal and External Reports

In setting compensation for fiscal years 2019 and 2020, our compensation committee prepared its own internal reports on recent trends in executive compensation at public companies, including pay-for-performance, say-on-pay, merit increases, annual incentives, long-term incentives and perquisites. In general, the compensation committee has determined to save the Company the cost of a consultant and engage an independent compensation consultant only if factors or circumstances change significantly.

To assure independence, the compensation committee pre-approves all work unrelated to executive compensation proposed to be provided by a compensation consultant, if any. The compensation committee also considers all factors relevant to the consultant’s independence from management, including but not limited to the following factors:

•	The provision of other services that the consultant provides to us;

•	The amount of fees received from us as a percentage of the consultant’s total revenue;

•	The consultant’s policies and procedures designed to prevent conflicts of interest;

•	Business or personal relationships of the consultant with our compensation committee members;

•	The amount of our stock owned by the consultant; and

•	Business or personal relationships of the consultant with our executive officers.

The compensation committee also assessed the independence of the company’s outside legal counsel, with whom the committee consults from time to time, using the factors set forth above and determined that the outside legal counsel was independent and that there were no conflicts of interest with respect to its work for the committee.

Elements of Executive Compensation

Our current executive compensation program for our NEOs consists of the following elements:

•	Base salary;

•	Short-term annual incentive bonus compensation;

•	Long-term equity-based incentive compensation; and

•	Retirement and other benefits.

Base Salary

We pay our NEOs a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year.

In late fiscal 2018, management recommended, and our compensation committee approved, freezes on the fiscal 2019 salaries for each of our NEOs, which were decreased in fiscal 2018 from their fiscal 2017 levels. The salaries for each of our NEOs were frozen due to our continuing focus on reducing costs and accelerating our path to profitability while continuing to grow revenue, as well as our performance in fiscal 2018.

In late fiscal 2019, management recommended, and our compensation committee approved, three percent increases to the salaries for each of our NEOs for fiscal 2020. The salaries for each of our NEOs were increased due management’s and the committee’s desire to reward management’s efforts toward reducing costs and achieving profitability, as well as our performance in fiscal 2019, following the decrease in NEO salaries in fiscal 2018 and freeze on NEO salaries in fiscal 2019.

The fiscal 2020 base salaries for our NEOs compared to their fiscal 2019 base salaries are as follows:

Name and Current Position	Fiscal 2019 Base Salary	Fiscal 2020 Base Salary

Michael W. Altschaefl	$325,000	$335,000
Chief Executive Officer

William T. Hull	$283,500	$292,000
Chief Financial Officer, Executive Vice President, Chief Accounting Officer and Treasurer

Scott A. Green	$275,000	$283,000
Chief Operating Officer and Executive Vice President

Marc Meade	$211,500	$219,000
Executive Vice President

Incentive Compensation — Fiscal 2019

For fiscal 2019, our management proposed, and our compensation committee approved, an incentive compensation program that consisted of (i) annual incentive cash bonus opportunities and (ii) long-term incentive compensation.

In fiscal 2019, our management proposed, and our compensation committee approved, a restructuring of our long-term incentive compensation to preserve share availability under our 2016 Plan. For fiscal 2019, our long-term equity-based incentive compensation consisted of (i) 70% of the grant date dollar amount of each NEO’s fiscal 2019 long-term equity-based incentive award issued in the form of awards of three-year pro rata vesting restricted stock and restricted cash payable in one-third increments upon the annual vesting of the tandem restricted stock awards in order to provide liquidity for the personal income tax liabilities incurred by our NEOs (so that they would not be encouraged to sell any shares to fund their tax liabilities) upon the vesting of the restricted stock awards (with the restricted stock award representing 60% of the total dollar amount of the long-term restricted stock/restricted cash award and the restricted cash representing 40% of the total dollar amount of the long-term restricted stock/restricted cash award) and (ii) the remaining 30% of the grant date dollar amount of each NEO’s fiscal 2019 long-term equity-based incentive award in the form of a cash payment, on the condition that the each of our NEOs (other than Mr. Meade, whose cash payment was made unconditional due to his performance and contributions to the Company) agreed to use at least 60% of such cash payment to purchase shares of our Common Stock in the open market during the 10-business day open trading window period commencing on the third business day after the Company’s fiscal 2018 earnings release. As a result, our executive officers purchased a total of 154,050 shares of our Common Stock.

The annual incentive cash bonus opportunity and the long-term equity-based incentive compensation for fiscal 2019 are discussed in detail below.

Annual Incentive Cash Bonus Opportunities for Fiscal 2019

Under our fiscal 2019 cash bonus program, our NEOs were eligible to participate in a bonus pool of up to 50% of our positive fiscal 2019 net income (calculated after taking into account all bonuses) above a threshold of

$100,000, with the total bonus pool capped at a maximum of $710,000. Payments made to our NEOs from the net income-based bonus pool were to be made on a pro rata basis based on each NEO’s percentage share of the total target bonus pool determined by their relative target bonus amount compared to the total target bonus amount. The compensation committee selected net income as the sole component of the fiscal 2019 cash bonus program due to management’s and the committee’s goal to incentivize the generation of actual, unadjusted positive net income in fiscal 2019. We did not achieve the bonus target in fiscal 2019. Accordingly, our NEOs did not earn any incentive bonus for fiscal 2019.

The compensation committee established a target maximum bonus for each of our NEOs as follows for fiscal 2019:

Name and Current Position	Fiscal 2019 Bonus Pool Share	Fiscal 2019 Maximum Bonus(1)	Percentage of Fiscal 2019 Base Salary(2)	Amount of Fiscal 2019 Bonus Paid

Michael W. Altschaefl	46%	$325,000	100%	$0
Chief Executive Officer

William T. Hull	20%	$141,750	50%	$0
Chief Financial Officer, Executive Vice President, Chief Accounting Officer and Treasurer

Scott A. Green	19%	$137,500	50%	$0
Chief Operating Officer and Executive Vice President

Marc Meade	15%	$105,750	50%	$0
Executive Vice President

(1)	Based on a maximum bonus pool of $710,000.

(2)	Assumes maximum bonus was achieved.

For fiscal 2019, the compensation committee also established a maximum $100,000 discretionary financial performance bonus pool for our NEOs. The availability of the discretionary financial performance bonus pool was contingent on the company achieving at least $500,000 in EBITDA in fiscal 2019 and would be allocated among our NEOs (excluding our chief executive officer) at the discretion of our chief executive officer. We did not achieve the bonus target in fiscal 2019. Accordingly, our NEOs did not earn any incentive bonus for fiscal 2019.

Under our 2019 discretionary financial performance bonus pool, EBITDA was defined as our earnings before interest, tax, depreciation and amortization.

Long-Term Equity-Based Incentive Compensation for Fiscal 2019

Our management proposed, and our compensation committee approved, long-term equity-based incentive awards for fiscal 2019 initially valued upon grant at $260,000 for Mr. Altschaefl, $226,800 for Mr. Hull, $220,000 for Mr. Green and $169,200 for Mr. Meade. The awards consisted of (i) 70% in three-year pro rata vesting restricted stock grants and cash awards payable in one-third increments upon the annual vesting of the tandem restricted stock awards in order to provide liquidity for the personal income tax liabilities incurred by our NEOs (so that they would not be encouraged to sell any shares to fund their tax liabilities) upon the vesting of the restricted stock awards (with the restricted stock award representing 60% of the total dollar amount of the long-term restricted stock/restricted cash award and the restricted cash representing 40% of the total dollar amount of the long-term restricted stock/restricted cash award) and (ii) the remaining 30% of the grant date dollar amount in the form of a cash payment, on the condition that the each of our NEOs (other than Mr. Meade, whose cash payment was made unconditional due to his performance and contributions to the Company) agreed to use at least 60% of such cash payment to purchase shares of our Common Stock in the open market during the 10-business day open trading window period that commenced on the third business day after the Company’s fiscal 2018 earnings release. As a result, our executive officers purchased a total of 154,050 shares of our Common Stock using the cash portion of their long-term incentive awards.

Our compensation committee granted our NEOs awards of three-year pro rata vesting restricted stock because it believed that granting restricted stock rewards our NEOs for increasing shareholder value and helps to motivate and retain our NEOs while aligning their economic interests with our shareholders through long-term equity ownership. Our compensation committee further believed that the grants of cash to our NEOs on the condition that the each of our NEOs (other than Mr. Meade) agreed to use at least 60% of such cash payment to purchase shares of our Common Stock maintained the compensation committee’s goal of aligning our NEOs’ economic interests with our shareholders while preserving share availability under the 2016 Plan.

In connection with the restructuring of our long-term incentive compensation program for fiscal 2019, our compensation committee approved long-term equity-based incentive awards consisting of the following:

Name	Title	Dollar Amount of Long-Term Incentive Award(1)(2)	Dollar Amount of Restricted Stock(3)	Number of Shares of Restricted Stock(4)	Dollar Amount of Restricted Cash (5)	Dollar Amount of Immediate Cash(6)		Number of Shares Purchased with Cash

Mike Altschaefl	CEO	$260,000	$109,200	130,000	$72,800	$78,000		55,000

Bill Hull	CFO/CAO/EVP	$226,800	$95,256	113,400	$63,504	$68,040		61,600

Scott Green	COO/EVP	$220,000	$92,400	110,000	$61,600	$66,000		37,450

Marc Meade	EVP	$169,200	$71,064	84,600	$47,376	$50,760	(7)	0

Total		$876,000	$367,920	438,000	$245,280	$262,800		154,050

(1)	Long-term equity-based incentive awards were valued at 80% of each NEO’s fiscal 2019 base salary compensation.

(2)

Long-term compensation were split as follows: (a) 70% in the form of 60% thereof in restricted stock and 40% thereof in restricted cash and (b) 30% in the form of an immediate cash payment upon the condition that each executive (other than Mr. Meade) agreed to use 60% of this immediate cash payment to purchase shares of our Common Stock in the open market.

(3)	Calculated based on 60% of the product of multiplying 70% times the total dollar amount of each NEO’s long-term equity-based incentive award.

(4)	The number of shares was determined based on the closing sale price of our Common Stock on the Nasdaq Capital Market on June 7, 2019.

(5)	Calculated based on 40% of the product of multiplying 70% times the total dollar amount of each NEO’s long-term equity-based incentive award.

(6)

Calculated based on 30% of the total dollar amount of each NEO’s long-term equity-based incentive award, provided that each NEO (other than Mr. Meade) agreed to use at least 60% of this immediate cash payment to purchase shares of our Common Stock in the open market.

(7)	Mr. Meade was granted an unconditional cash payment due to his performance and contributions to the Company.

Incentive Compensation — Fiscal 2020

For fiscal 2020, our management proposed, and our compensation committee approved, an incentive compensation program that consisted of (i) annual incentive cash bonus opportunities and (ii) long-term equity-based incentive compensation consisting of awards of three-year pro rata vesting restricted stock grants (representing 60% of the total long-term equity-based incentive award) and cash awards payable in one-third increments upon the annual vesting of the tandem restricted stock awards (representing 40% of the total long-term equity-based incentive award) in order to provide liquidity to our NEOs for their tax liabilities incurred upon the vesting of the restricted stock awards. The annual incentive cash bonus opportunities and the long-term incentive compensation for fiscal 2020 are discussed in detail below.

Annual Incentive Cash Bonus Opportunities for Fiscal 2020

Under our fiscal 2020 cash bonus program, our NEOs will participate in a bonus pool of up to 50% of our positive fiscal 2020 net income (calculated after taking into account all bonuses), with the total bonus pool capped at a maximum of $732,000 (a three percent increase from fiscal 2019 to correspond with the increase in NEO salaries for fiscal 2020). Payments made to our NEOs from the net income-based bonus pool will be made on a pro rata basis based on each NEO’s percentage share of the total target bonus pool determined by their relative target bonus amount compared to the total target bonus amount. The compensation committee selected net income as the sole component of the fiscal 2020 cash bonus program due to management’s and the committee’s goal to incentivize the generation of actual, unadjusted positive net income in fiscal 2020.

The compensation committee established a target maximum bonus for each of our NEOs as follows for fiscal 2020:

Name and Current Position	Fiscal 2020 Bonus Pool Share	Fiscal 2020 Maximum Bonus(1)	Percentage of Fiscal 2020 Base Salary(2)

Michael W. Altschaefl	46%	$335,000	100%
Chief Executive Officer

William T. Hull	20%	$146,000	50%
Chief Financial Officer, Executive Vice President, Chief Accounting Officer and Treasurer

Scott A. Green	19%	$141,500	50%
Chief Operating Officer and Executive Vice President

Marc Meade	15%	$109,500	50%
Executive Vice President

(1)	Based on a maximum bonus pool of $732,000.

(2)	Assumes maximum bonus is achieved.

For fiscal 2020, the compensation committee also established a maximum $100,000 discretionary financial performance bonus pool for our NEOs. The availability of the discretionary financial performance bonus pool is contingent on the Company achieving at least $500,000 in EBITDA in fiscal 2020 and will be allocated among our NEOs (excluding our chief executive officer) at the discretion of our chief executive officer.

Under our 2020 discretionary financial performance bonus pool, EBITDA is defined as our earnings before interest, tax, depreciation and amortization.

The financial goals described above are not a prediction of how we will perform during fiscal year 2020. The purpose of the goals is to provide appropriate financial metrics to determine amounts of compensation under our incentive compensation program. The goals are not intended to serve, and should not be relied upon, as guidance or any other indication of our expected future performance.

Our compensation committee has the discretion to adjust the achievement of the financial goals under the fiscal 2020 cash bonus program for unusual and nonrecurring factors and events, such as acquisitions and other unusual events, costs and expenses.

Long-Term Equity-Based Incentive Compensation for Fiscal 2020

Our management proposed, and our compensation committee approved, long-term equity-based incentive awards for fiscal 2020 initially valued upon grant at $285,800 for Mr. Altschaefl, $248,200 for Mr. Hull, $240,600 for Mr. Green and $186,200 for Mr. Meade. In order to preserve share availability under our 2016 Plan, the compensation committee required that 60% of each award be granted in the form of three-year pro rata vesting restricted stock and 40% of the award be granted in the form of cash payable in one-third increments upon the annual vesting of the tandem restricted stock awards in order to provide liquidity to our NEOs for their personal income tax liabilities incurred upon the vesting of the restricted stock awards. In prior years, our NEOs have been permitted to elect whether to receive their long-term equity-based incentive awards in the form of 100% restricted stock or receive 60% in restricted stock and 40% in restricted cash.

Our compensation committee has made the grant of long-term equity-based incentive awards to our NEOs for fiscal 2020 conditioned upon our shareholders’ approval of the Amended 2016 Plan described herein. If the Amended 2016 Plan is not approved at the 2019 Annual Meeting of Shareholders, the fiscal 2020 long-term equity-based incentive awards will not be granted.

Our compensation committee continues to grant our NEOs awards of three-year pro rata vesting restricted stock because it continues to believe that granting restricted stock rewards our NEOs for increasing shareholder value and also helps to motivate and retain our NEOs while aligning their economic interests with our shareholders through long-term equity ownership. Our compensation committee further believes that requiring that our NEOs receive their long-term equity-based incentive awards in the form of 60% restricted stock and 40% restricted cash maintains the compensation committee’s goal of aligning our NEOs’ economic interests with our shareholders while preserving share availability under our equity incentive plans and reducing shareholder dilution caused by the granting of long-term equity-based incentive awards to our NEOs.

The restricted stock awards (with the dollar values converted into a specific number of shares based on the closing sale price of our Common Stock on the Nasdaq Capital Market on June 7, 2019) will result in a grant of the following number of shares to our NEOs if the Amended 2016 Plan is approved by our shareholders:

Name and Current Position	Restricted Stock (#)	Restricted Cash ($)

Michael W. Altschaefl	63,747	$114,320
Chief Executive Officer

William T Hull	55,360	$99,280
Chief Financial Officer and Executive Vice President

Scott A. Green	53,665	$96,240
Chief Operating Officer and Executive Vice President

Marc Meade	41,531	$74,480
Executive Vice President

Special Performance Bonus for Fiscal 2020

In early fiscal 2020, the compensation committee evaluated management’s ongoing efforts to grow our revenues and granted members of our management cash bonuses in recognition of their performance in controlling costs, increasing our revenues and their success in fiscal 2019 and early fiscal 2020 in being awarded approximately $100 million in new business from a major customer. As a result, Mr. Altschaefl was granted a $50,000 bonus and Messrs. Hull, Green and Meade were each granted a $25,000 bonus.

Retirement and Other Benefits

Welfare and Retirement Benefits.    As part of a competitive compensation package, we sponsor a welfare benefit plan that offers health, life and disability insurance coverage to participating employees. We also sponsor an employee stock purchase plan under which our employees may purchase shares of our Common Stock. In addition, to help our employees prepare for retirement, we sponsor the Orion Energy Systems, Inc. 401(k) Plan and match employee contributions at a rate of 3% of the first $5,000 of an employee’s contributions (i.e., capped at $150). Our NEOs participate in the broad-based welfare plans, our employee stock purchase plan and the 401(k) Plan on the same basis as our other employees, except that they are not eligible for the loan program under the employee stock purchase plan. We also provide enhanced life and disability insurance benefits for our NEOs. Under our enhanced life insurance benefit, we pay the full cost of premiums for life insurance policies for our NEOs. The amounts of the premiums are reflected in the Summary Compensation Table below. Our enhanced disability insurance benefit includes a higher maximum benefit level than under our broad-based plan, cost of living adjustments and a portability feature.

Perquisites and Other Personal Benefits.    We provide perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable our executives to perform their duties and to enable us to attract and retain employees for key positions. We provide Messrs. Altschaefl and Hull with a car allowance of $1,000 per month. In fiscal 2019, we also provided our NEOs with an aggregate business development pool of $35,000 for use with respect to business development, customer experience and other related items with individual expenditures approved at the discretion of our chief executive officer.

Severance and Change of Control Arrangements

General

We provide certain protections to our NEOs in the event of certain terminations of their employment, including enhanced protections for certain terminations that may occur after a change of control of our company. However, our NEOs (other than Mr. Altschaefl) will only receive the enhanced severance benefits following a change in control if their employment terminates without cause or for good reason. We describe this type of severance arrangement as being subject to a “double trigger.”

All payments, including any severance payments, to be made to our NEOs in connection with a change of control under their employment agreements and any other of our agreements or plans will be subject to a potential “cut-back” in the event any such severance payments or other benefits become subject to non-deductibility or excise taxes as “excess parachute payments” under Code Section 280G or 4999. The cut-back provisions have been structured such that all amounts payable under their employment agreements and other of our agreements or plans that constitute change of control payments will be cut back to one dollar less than three times the executive’s “base amount,” as defined by Code Section 280G, unless the executive would retain a greater amount by receiving the full amount of the payment and paying the related excise taxes (a so-called “valley provision”).

Our 2003 Stock Option Plan, 2004 Stock and Incentive Awards Plan and 2016 Plan also provide potential protections to our NEOs in the event of certain changes of control. Under these plans, our NEOs’ stock options and restricted stock that are unvested at the time of a change of control may become vested on an accelerated basis in the event of certain changes of control. In addition, our restricted stock award agreements under the 2004 Stock and Incentive Awards Plan and 2016 Plan provide for the automatic vesting of all unvested shares of restricted stock upon a change of control.

We selected these triggering events to afford our NEOs some protection in the event of a termination of their employment, particularly after a change of control of our company. We believe these types of protections better enable our NEOs to focus their efforts on behalf of our company without undue concern over the impact on their employment or financial security of a change of control of our company. We also provide severance benefits in order to obtain from our NEOs certain concessions that protect our interests, including their agreement to confidentiality, intellectual property rights waiver, non-solicitation and non-competition provisions. See below under the heading “Payments upon Termination or Change of Control” for a description of the specific circumstances that would trigger payment or the provision of other benefits under these arrangements, as well as a description, explanation and quantification of the payments and benefits under each circumstance.

Altschaefl Employment Agreement.

We are party to an Executive Employment and Severance Agreement with Mr. Altschaefl related to his role as our chief executive officer.

Mr. Altschaefl’s Executive Employment and Severance Agreement entitles Mr. Altschaefl to certain pre-change of control severance payments and other benefits upon a qualifying employment termination. If Mr. Altschaefl’s employment is terminated without cause or for good reason prior to the end of his employment period and prior to us experiencing a change of control, Mr. Altschaefl will be entitled to (i) a severance benefit payable in a lump sum equal to two times the sum of his base salary plus the average of his prior three years’ bonuses; (ii) a pro rata bonus for the year of termination based on Mr. Altschaefl’s annual target cash bonus opportunity (if any) for such year multiplied by a fraction representing the portion of the annual performance period that has elapsed at the time of termination; and (iii) pay COBRA premiums at the active employee rate for the duration of Mr. Altschaefl’s COBRA continuation coverage period. To receive these benefits, Mr. Altschaefl must execute and deliver to us (and not revoke) a general release of claims acceptable to us.

In addition, Mr. Altschaefl’s Executive Employment and Severance Agreement contains protections that would provide Mr. Altschaefl with certain payments in the event that (i) a change of control of our company occurs prior to the end of Mr. Altschaefl’s employment period or (ii) prior to the occurrence of a change of control of our company, but following our entry into a legally binding written agreement, arrangement or understanding that would result in a change of control, Mr. Altschaefl’s employment is terminated by us without cause or Mr. Altschaefl terminates his employment with us for good reason. We describe this type of change of control arrangement as being subject to a “single trigger.” The compensation committee determined that it was in the best interest of our company to provide Mr. Altschaefl with a single trigger change of control provision in his employment agreement in consideration of Mr. Altschaefl’s goals and objectives and his personal and professional sacrifices undertaken to assume the role of our chief executive officer following our management transition in fiscal 2018 and Mr. Altschaefl’s willingness to receive significantly less in total annual compensation than our prior chief executive officer and the chief executive officers of our “peer companies” (as identified by ISS in fiscal 2018).

Other Policies

Policies On Timing of Equity Awards.    Our compensation committee and board of directors have adopted a general policy on the timing of equity awards under which our compensation committee generally will make annual equity awards beginning effective as of the date three business days after our next quarterly (or fiscal year-end) earnings release following the decision to make the grant, regardless of the timing of the decision. Our compensation committee has elected to grant equity awards shortly following our earnings releases so that the restricted stock awards are granted (and valued) at a point in time when the most important information about our company then known to management and our board is likely to have been disseminated in the market.

Our board of directors has also delegated limited authority to our chief executive officer, acting as a subcommittee of our compensation committee, to grant equity-based awards under our 2016 Plan. Our chief executive officer may grant awards covering up to 50,000 shares of our Common Stock per fiscal year to certain non-executive officers in connection with offers of employment, promotions and certain other circumstances. Shares subject to awards granted under this delegated authority which are subsequently cancelled or forfeited may be added back to the delegated share authority grant amount. Under this delegation of authority, any restricted stock awards granted by our chief executive officer must have an effective grant date on the first business day of the month following the event giving rise to the award.

Our equity incentive plans do not permit awards of stock options or stock appreciation rights with an effective grant date prior to the date our compensation committee or our chief executive officer takes action to approve the award.

Executive Officer Stock Ownership Guidelines.    One of the key objectives of our executive compensation program is alignment of the interests of our executive officers with the interests of our shareholders. We believe that ensuring that executive officers are shareholders and have a significant financial interest in our company is an effective means to accomplish this objective.

The number of shares required to be held by our executive officers is as follows:

Position	Required Number Of Shares	Shares Beneficially Owned

Michael Altschaefl (Chief Executive Officer)	112,154	431,728

Bill Hull (Executive Vice President and Chief Financial Officer)	38,077	769,617

Scott Green (Executive Vice President and Chief Operating Officer)	38,077	685,571

Marc Meade (Executive Vice President)	38,077	305,093

Executive officers are permitted to satisfy these ownership guidelines with shares of our Common Stock that they acquire through the exercise of stock options or other similar equity-based awards, through retention upon vesting of restricted stock awards or other similar equity-based awards and through direct share purchases. Our executive officers who were executive officers at the time of the adoption of the amended guidelines have until the fifth anniversary of the adoption to satisfy the ownership requirement. Newly appointed executive officers have until the fifth anniversary of their appointment as executive officers to satisfy the ownership requirement. All of our executive officers have either satisfied the ownership requirement or have additional time to do so.

Tax Considerations.    Section 162(m) of the Code generally prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1.0 million that is paid to certain of their current and former executive officers. To the extent the value of any individual’s compensation exceeds $1.0 million in value, our compensation committee believed that such level of compensation was appropriate to further the Company’s objectives of motivating, attracting and retaining our NEOs, despite a portion of such compensation not being eligible for deductibility under Section 162(m).

We also maintain certain deferred compensation arrangements for our employees and non-employee directors that are potentially subject to Code Section 409A. If such an arrangement is neither exempt from the application of Code Section 409A nor complies with the provisions of Code Section 409A, then the employee or non-employee director participant in such arrangement is considered to have taxable income when the deferred compensation vests, even if not paid at such time, and such income is subject to an additional 20% income tax. In such event, we are obligated to report such taxable income to the IRS and, for employees, withhold regular income taxes (but no withholding is required on the 20% additional income tax). If we fail to do so, we could be liable for the withholding taxes and interest and penalties thereon. As a result, our deferred compensation arrangements are intended to either qualify for an exemption from, or to comply with, Code Section 409A.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no member of the compensation committee had a relationship with us that required disclosure under Item 404 of Regulation S-K. During the past fiscal year, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

Compensation Committee Report

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on our compensation committee’s review and discussions with management, our compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Mark A. Williamson, Chair

Anthony L. Otten

Kenneth M. Young

Summary Compensation Table for Fiscal 2019

The following table sets forth for our NEOs the following information for each of the past three fiscal years or for such shorter period as the NEO has been a NEO: (i) the dollar amount of base salary earned; (ii) the dollar value of bonuses and non-equity incentive plan compensation earned; (iii) the grant date fair value, determined under Accounting Standards Codification Topic 718 (“ASC Topic 718”), for all equity-based awards held by our NEOs; (iv) all other compensation and (v) the dollar value of total compensation.

Name and Current Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)		Total ($)

Michael A. Altschaefl(1)	2019	325,000	—		—	109,200	—	210,666	(4)	644,866
Chief Executive Officer	2018	270,833	—		—	156,001	—	36,424		463,258

William T. Hull	2019	283,500	—		—	95,256	—	151,413	(5)	530,069
Chief Financial Officer, Executive Vice President, Chief Accounting Officer and Treasurer	2018	289,941	—		—	226,800	—	18,613		535,355
	2017	315,000	78,750	(3)	—	384,120	—	14,830		792,700

Scott A. Green	2019	275,000	—		—	92,400	—	139,110	(6)	506,510
Chief Operating Officer and Executive Vice President	2018	264,776	—		—	220,001	—	6,426		491,203
	2017	225,000	—		—	151,878	—	1,840		378,718

Marc Meade	2019	211,500	50,760		—	71,064	—	136,016	(7)	469,340
Executive Vice President	2018	216,305	—		—	101,521	—	67,148		384,975
	2017	235,000	—		—	136,690	—	35,317		407,007

(1)	Mr. Altschaefl became a named executive officer in fiscal 2018. He was not a named executive officer in fiscal 2017.

(2)

Represents the grant date fair value calculated pursuant to ASC Topic 718 for restricted stock awards. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in the Notes to Consolidated Financial Statements for our fiscal year ended March 31, 2019.

(3)

Represents a long-term cash retention bonus of $78,750 paid to Mr. Hull pursuant to the terms of his employment agreement as a result of his continued employment with us through March 31, 2016. Mr. Hull applied the full amount of his bonus payment toward the purchase of 57,065 newly issued shares of Common Stock based on the closing price on the NASDAQ Capital Market on June 7, 2016 (the date of purchase).

(4)

Includes $112,667 in restricted cash that vested in tandem with the vesting of restricted stock awards, a $12,000 automobile allowance, $6,424 in annual life and disability insurance premiums, $1,150 in tax planning expenses and a cash payment of $78,000 pursuant to our long-term incentive award program for fiscal 2019 (60% of which was applied toward the purchase of our Common Stock and 40% of which was to satisfy any associated tax liability).

(5)

Includes $68,040 in restricted cash that vested in tandem with the vesting of restricted stock awards, a $12,000 automobile allowance, $2,328 in annual disability insurance premiums, $980 in tax planning expenses and a cash payment of $68,040 pursuant to our long-term incentive award program for fiscal 2019 (60% of which was applied toward the purchase of our Common Stock and 40% of which was to satisfy any associated tax liability).

(6)

Includes $66,000 in restricted cash that vested in tandem with the vesting of restricted stock awards, $6,426 in annual life and disability insurance premiums, $659 in tax planning expenses and a cash payment of $66,000 pursuant to our long-term incentive award program for fiscal 2019 (60% of which was applied toward the purchase of our Common Stock and 40% of which was to satisfy any associated tax liability).

(7)	Includes $134,071 in restricted cash that vested in tandem with the vesting of restricted stock awards, $1,920 in annual life and disability insurance premiums.

Grants of Plan-Based Awards for Fiscal 2019

As described above in the Compensation Discussion and Analysis, under our 2004 Stock and Incentive Awards Plan, 2016 Plan and employment agreements with certain of our NEOs, we granted restricted stock and non-equity incentive awards (i.e., cash bonuses) to our NEOs in fiscal 2019. The following table sets forth information regarding all such awards.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Thres- hold ($)		Target ($)		Max ($)		Thres- hold (#)	Target (#)	Max (#)
Michael Altschaefl			—	(2)	—	(2)	$325,000	(2)	—	—	—
			—	(3)	—	(3)	$72,800	(3)
	6/7/18	5/22/18										130,000	(4)	—	—	$109,200
William Hull			—	(2)	—	(2)	$141,750	(2)	—	—	—
			—	(3)	—	(3)	$63,504	(3)
	6/7/18	5/22/18										113,400	(4)	—	—	$95,526
Scott Green			—	(2)	—	(2)	$137,500	(2)	—	—	—
			—	(3)	—	(3)	$61,600	(3)
	6/7/18	5/22/18										110,000	(4)	—	—	$92,400
Marc Meade			—	(2)	—	(2)	$105,750	(2)	—	—	—
			—	(3)	—	(3)	$47,376	(3)	—	—	—
	6/7/18	5/22/18										84,600	(4)	—	—	$71,064

(1)	Represents the grant date fair value computed in accordance with ASC Topic 718.

(2)

The fiscal 2019 incentive cash bonus program provided for maximum award amounts for each executive, but did not include threshold or target award amounts. Under the fiscal 2019 cash bonus program, our NEOs would participate in a bonus pool of up to 50% of our fiscal 2019 net income above a threshold of $100,000 (calculated after taking into account all bonuses), with the total bonus pool capped at a maximum of $710,000. No bonuses were earned or paid based on our fiscal 2019 performance.

(3)

Represents cash awards payable in one-third increments upon the annual vesting of the tandem restricted stock awards in order to provide liquidity for the tax liabilities incurred by our NEOs upon the vesting of the restricted stock awards. Amounts vest 1/3 per year on June 7, 2019, 2020 and 2021.

(4)	Vests 1/3 per year on June 7, 2019, 2020 and 2021.

Outstanding Equity Awards at Fiscal 2019 Year End

The following table sets out information about the outstanding equity awards held by our NEOs as of March 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mr. Altschaefl	36,568	—		$2.41	05/28/2023	215,926	(2)	$192,174
	26,646	—		$2.03	06/12/2022
	22,045	—		$4.19	05/23/2021
	19,912	—		$3.46	05/18/2020
	5,291	—		$3.81	10/30/2019
Mr. Hull	—	—				296,727	(3)	$264,087
Mr. Green	—	—				251,933	(4)	$224,220
Mr. Meade	20,000	—		$2.05	02/01/2023	166,661	(5)	$148,328
	25,000	—		$3.45	11/01/2020
	16,000	4,000	(6)	$3.46	05/18/2020
	5,000	—		$4.70	02/01/2020

(1)

The amounts in this column have been computed based on the closing price of our Common Stock of $0.89 on March 31, 2019. The actual value realized by the executive will depend on the market value of our Common Stock on the date that the award vests.

(2)

130,000 shares vest in equal increments on June 7, 2019, 2020 and 2021, 75,363 shares vest in equal increments on June 13, 2019 and 2020, and 10,563 shares vest on August 5, 2019; in each instance contingent on Mr. Altschaefl’s continued employment through the applicable vesting date.

(3)

113,400 shares vest in equal increments on June 7, 2019, 2020 and 2021, 109,566 shares vest in equal increments on June 13, 2019 and 2020, and 73,761 shares vest on June 7, 2019; in each instance contingent on Mr. Hull’s continued employment through the applicable vesting date.

(4)

110,000 shares vest in equal increments on June 7, 2019, 2020 and 2021, 106,281 shares vest in equal increments on June 13, 2019 and 2020, and 35,652 shares vest on August 5, 2019; in each instance contingent on Mr. Green’s continued employment through the applicable vesting date.

(5)

84,600 shares vest in equal increments on June 7, 2019, 2020 and 2021, 49,044 shares vest in equal increments on June 13, 2019 and 2020, and 33,017 shares vest on June 7, 2019; in each instance contingent on Mr. Meade’s continued employment through the applicable vesting date.

(6)	10% of the total amount awarded vested and became exercisable on May 18, 2019. The remainder vests in on May 18, 2020, contingent on Mr. Meade’s continued employment through the vesting date.

Option Exercises and Stock Vested for Fiscal 2019

The following table sets forth information about the exercise of options by our NEOs and the vesting of their restricted stock awards in fiscal 2019.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Michael Altschaefl	—	—	35,684	$34,177

William Hull	—	—	156,179	$144,407

Scott Green	—	—	88,792	$85,604

Marc Meade	—	—	62,539	$53,635

(1)	The amounts in this column have been computed based on the closing price of our Common Stock on the vesting date.

Payments Upon Termination or Change of Control

Employment Agreements

Severance Benefits (No Change in Control)

Under our employment agreements with Messrs. Altschaefl, Hull, Meade, and Green, our NEOs are entitled to certain severance payments and other benefits upon a qualifying employment termination. If such executive’s employment is terminated without “cause” or for “good reason” prior to the end of the employment period, the executive will be entitled to a lump sum severance benefit equal to a multiple (indicated in the table below) of the sum of his base salary plus the average of the prior three years’ bonuses (excluding any sign-on bonus); a pro rata bonus for the year of the termination; and COBRA premiums at the active employee rate for the duration of the executive’s COBRA continuation coverage period. To receive these benefits, such executives must execute and deliver to us (and not revoke) a general release of claims acceptable to us.

“Cause” is defined in the employment agreements as a good faith finding by our board of directors that the executive has (i) failed, neglected, or refused to perform the lawful employment duties related to his position or that we assigned to him (other than due to disability); (ii) committed any willful, intentional, or grossly negligent act having the effect of materially injuring our interests, business, or reputation; (iii) violated or failed to comply in any material respect with our published rules, regulations, or policies; (iv) committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty; (v) misappropriated or embezzled any of our property (whether or not an act constituting a felony or misdemeanor); or (vi) breached any material provision of the employment agreement or any other applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with us.

“Good reason” is defined in the employment agreements as the occurrence of any of the following without the executive’s consent: (i) a material diminution in the executive’s base salary; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) a material change in the geographic location at which the executive must perform services; or (iv) a material breach by us of any provision of the employment agreement. The definition of “good reason” in Messrs. Meade’s and Green’s employment agreements does not include item (ii) above.

The severance multiples, employment and renewal terms and restrictive covenants under the employment agreements, prior to any change of control occurring, are as follows:

Executive	Severance	Employment Term	Renewal Term	Non-compete and Confidentiality

Michael W. Altschaefl	2 × Salary + Avg. Bonus	2 Years	1 Year	Yes

William T. Hull	1 × Salary + Avg. Bonus	1 Year	1 Year	Yes

Marc Meade	1 × Salary + Avg. Bonus	1 Year	1 Year	Yes

Scott Green	1 × Salary + Avg. Bonus	1 Year	1 Year	Yes

We set the severance multiples, employment and renewal terms and restrictive covenants under the employment agreements based on advice from Towers Watson that such multiples and terms were consistent with general public company practice and our subjective belief at the time that these amounts and terms were necessary to provide our NEOs with compensation arrangements that will help us to retain and attract high-quality executives in a competitive job market. The severance multiples and employment and renewal terms vary among our individual NEOs based on the advice of Towers Watson that such multiples and terms were consistent with general public company practice and our subjective judgment. We did not ascertain the basis or support for Towers Watson’s advice that such multiples and other terms are consistent with general public company practice.

Change of Control Benefits (Messrs. Hull, Meade and Green)

The employment agreements for Messrs. Hull, Meade and Green also provide enhanced benefits following a change of control of our company. Upon a change of control, such executive’s employment term is automatically extended for a specified period, which varies among the individual executives as shown in the chart below. Following the change of control, the executive is guaranteed the same base salary and a bonus opportunity at least equal to 100% of the prior year’s target award and with the same general probability of achieving performance goals as was in effect prior to the change of control. In addition, the executive is guaranteed participation in salaried and executive benefit plans that provide benefits, in the aggregate, at least as great as the benefits being provided prior to the change of control.

The severance provisions remain the same as in the pre-change of control context as described above, except that the multiplier used to determine the severance amount and the post change of control employment term increases, as is shown in the table below. The table also indicates the provisions in the employment agreements regarding triggering events and the treatment of payments under the agreements if the non-deductibility and excise tax provisions of Code Sections 280G and 4999 are triggered, as discussed below.

Executive	Severance	Post Change of Control Employment Term	Trigger	Excise Tax Gross-Up	Valley

William T. Hull	2 × Salary + Avg. Bonus	2 Years	Double	No	Yes

Marc Meade	2 × Salary + Avg. Bonus	2 Years	Double	No	Yes

Scott Green	2 × Salary + Avg. Bonus	2 Years	Double	No	Yes

We set the post change of control severance multiples and employment terms under the NEOs’ employment agreements based on our belief that these amounts and terms would provide appropriate levels of protection for the NEOs to enable them to focus their efforts on behalf of our company without undue concern for their employment or financial security following a change in control. In making this determination, our compensation committee considered information provided by Towers Watson indicating that the proposed change of control severance multiples and employment terms were generally consistent with the practices of Towers Watson’s surveyed companies.

Change of Control Benefits (Altschaefl)

The employment agreement for Mr. Altschaefl provides enhanced benefits upon, and in some circumstances prior to, a change of control of our company. Upon a change of control or, if Mr. Altschaefl’s employment is terminated without “cause” or for “good reason” prior to the occurrence of a change of control, but following our entry into a legally binding written agreement, arrangement or understanding that would result in a change of control, then Mr. Altschaefl will be entitled to a lump sum change of control benefit equal to a multiple (indicated in the table below) of the sum of his base salary plus the average of his prior three years’ bonuses. Once Mr. Altschaefl is entitled to receive the change in control benefit, he will not be entitled to receive the lump sum severance benefit (calculated as two times the sum of his base salary plus the average of his prior three years’ bonuses) upon his termination without “cause” or for “good reason” following a change of control, as is shown in the table below. The table also indicates the provisions in Mr. Altschaefl’s employment agreement regarding triggering events and the treatment of payments under the agreement if the non-deductibility and excise tax provisions of Code Sections 280G and 4999 are triggered, as discussed below.

Executive	Change of Control Benefit	Post Change of Control Severance	Post Change of Control Employment Term	Trigger	Excise Tax Gross-Up	Valley

Michael W. Altschaefl	3 × Salary + Avg. Bonus	None	N/A	Single	No	Yes

We set the change of control benefits under the Mr. Altschaefl’s employment agreement based on our belief that this amount would provide an appropriate level of protection Mr. Altschaefl to enable him to focus his efforts on behalf of our company without undue concern for his employment or financial security following a change in control. In making this determination, our compensation committee considered Mr. Altschaefl’s goals and objectives, his personal and professional sacrifices undertaken to assume the role of our chief executive officer and Mr. Altschaefl’s willingness to receive significantly less in total annual compensation than our prior chief executive officer and the chief executive officers of our “peer companies” (as identified by ISS).

General Terms for all NEOs

A change of control under the employment agreements generally occurs when a third party acquires 20% or more of our outstanding stock (except in the case of Mr. Altschaefl’s change in control benefit, where this threshold is increased to 50% for purposes of determining whether payment of his change of control benefit has been triggered), there is a hostile board election, a merger occurs in which our shareholders cease to own 50% of the equity of the successor, we are liquidated or dissolved or substantially all of our assets are sold. We have agreed to treat these events as triggering events under the employment agreements because such events would represent significant changes in the ownership of our company and could signal potential uncertainty regarding the job or financial security of the NEOs. Specifically, we believe that an acquisition by a third party of 20% or more of our outstanding stock (or, in the case of Mr. Altschaefl, 50% or more for purposes of determining whether payment of his change of control benefit has been triggered) would constitute a significant change in ownership of our company because we have a relatively diverse, widely-dispersed shareholder base. We believe the types of protections provided under our employment agreements better enable our executives to focus their efforts on behalf of our company during such times of uncertainty.

The employment agreements contain a “valley” excise tax provision to address Code Sections 280G and 4999 non-deductibility and excise taxes on “excess parachute payments.” Code Sections 280G and 4999 may affect the deductibility of, and impose additional excise taxes on, certain payments that are made upon or in connection with a change of control. The valley provision provides that all amounts payable under the employment agreement and any other of our agreements or plans that constitute change of control payments will be cut back to one dollar less than three times the executive’s “base amount,” as defined by Code Section 280G, unless the executive would retain a greater amount by receiving the full amount of the payment and personally paying the excise taxes. Under the employment agreements, we are not obligated to gross up executives for any excise taxes imposed on excess parachute payments under Code Section 280G or 4999.

Equity Plans

Our equity plans provide for certain benefits in the event of certain changes of control. Under our existing equity plans, if there is a change of control, our compensation committee may, among other things, accelerate the vesting of restricted stock and restricted cash and exercisability of all outstanding stock options and/or require that all outstanding options be cashed out. In addition, our restricted stock award agreements approved by our compensation committee under the 2004 Stock and Incentive Awards Plan and 2016 Plan provide for the automatic vesting of all unvested shares of restricted stock upon a change of control. Our 2003 Stock Option Plan defines a change of control as the occurrence of any of the following:

•

With certain exceptions, any “person” (as such term is used in sections 13(d) and l4(d) of the Exchange Act), becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the voting power of our then outstanding securities.

•

Our shareholders approve (or, if shareholder approval is not required, our board approves) an agreement providing for (i) our merger or consolidation with another entity where our shareholders immediately prior to the merger or consolidation will not beneficially own, immediately after the merger or consolidation, securities of the surviving entity representing more than 50% of the voting power of the then outstanding securities of the surviving entity, (ii) the sale or other disposition of all or substantially all of our assets, or (iii) our liquidation or dissolution.

•	Any person has commenced a tender offer or exchange offer for 30% or more of the voting power of our then-outstanding shares.

•

Directors are elected such that a majority of the members of our board shall have been members of our board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

A change of control under our 2004 Stock and Incentive Awards Plan and our 2016 Plan generally occurs when a third party acquires 20% or more of our outstanding stock, there is a hostile board election, a merger occurs in which our shareholders cease to own 50% of the equity of the successor, or we are liquidated or dissolved or substantially all of our assets are sold.

Payments Upon Termination

The following table summarizes the estimated value of payments and other benefits to which our NEOs would have been entitled under the employment agreements and equity plans described above upon certain terminations of employment, assuming, solely for purposes of such calculations, that (i) the triggering event or events occurred on March 31, 2019, (ii) in the case of the pro rata target bonus, that no bonus was earned for the year of termination, and (iii) in the case of a change of control, the vesting of all stock options, restricted stock and restricted cash held by our NEOs was accelerated.

Name	Benefit	Without Cause or for Good Reason ($)	Without Cause or for Good Reason in Connection With a Change of Control ($)

Michael W. Altschaefl	Severance	$650,000	$975,000	**

	Pro Rata Target Bonus	—	—

	Benefits	$19,976	$19,976

	Acceleration of Equity*	—	$264,975

	Excise Tax Cut-Back	—	—

	Total	$669,976	$1,259,951

William T. Hull	Severance	$283,500	$567,000

	Pro Rata Target Bonus	—	—

	Benefits	$19,976	$19,976

	Acceleration of Equity*	—	$327,591

	Excise Tax Cut-Back	—	—

	Total	$303,476	$914,567

Scott Green	Severance	$275,000	$550,000

	Pro Rata Target Bonus	—	—

	Benefits	$28,176	$28,176

	Acceleration of Equity*	—	$285,820

	Excise Tax Cut-Back	—	—

	Total	$303,176	$863,996

Marc Meade	Severance	$211,500	$423,000

	Pro Rata Target Bonus	—	—

	Benefits	$28,176	$28,176

	Acceleration of Equity*	—	$226,080

	Excise Tax Cut-Back	—	—

	Total	$239,676	$677,256

Total		$1,516,303	$3,715,770

*	Based on the closing price of our Common Stock on March 31, 2019. Also includes accelerated vesting of restricted cash.

**

Mr. Altschaefl’s severance benefit represents his change of control benefit payable upon a change of control or upon his termination without “cause” or for “good reason” following our entry into a binding agreement that would result in a change of control. Mr. Altschaefl does not receive any additional severance benefit following his receipt of his change of control benefit.

Payments Upon Change of Control (No Termination)

Mr. Altschaefl’s Agreement

The following table summarizes the estimated value of payments and other benefits to which Mr. Altschaefl would have been entitled under his employment agreement and the equity plans described above upon a change of control or upon his termination without “cause” or for “good reason” prior to a change of control but following our entry into a binding agreement that would result in a change of control, assuming, solely for purposes of such calculations, that (i) the triggering event or events occurred on March 31, 2019, (ii) in the case of the pro rata target bonus, that no bonus was earned for the year of termination and (iii) in the case of a change of control, the vesting of all stock options and restricted stock held by our NEOs was accelerated.

Name	Benefit	Upon a Change of Control ($)	Without Cause or for Good Reason After Entry Into Binding Agreement ($)

Michael W. Altschaefl	Change of Control Benefit	$975,000	$975,000

	Pro Rata Target Bonus	—	—

	Benefits	—	$19,976

	Acceleration of Equity*	$264,975	—

	Excise Tax Cut-Back	—	—

	Total	$1,239,975	$994,976

*	Based on the closing price of our Common Stock on March 31, 2019. Also includes accelerated vesting of restricted cash.

Equity Award Acceleration

If a change of control had occurred at the end of our fiscal 2019 on March 31, 2019, and the vesting of all unvested stock options were automatically accelerated in accordance with the terms of the applicable stock option award agreements, the vesting of the restricted stock then held by our NEOs were automatically accelerated in accordance with the terms of the applicable restricted stock award agreements, and all such restricted stock and options were cashed out for a payment equal to, with respect to stock options, the product of (A) the number of shares underlying such options and (B) the excess, if any, of the closing price per share of our Common Stock on March 31, 2019 and the exercise price per share of such options, and with respect to restricted stock, a cash payment equal to the product of (i) the number of unvested restricted shares and (ii) the closing price of our Common Stock on March 31, 2019, and with respect to the restricted cash, a cash payment equal to the amounts set forth in each tandem restricted stock and cash award agreement at the time of grant, our NEOs would have received approximately the following benefits.

Name	Number of Unvested Option Shares Accelerated and Cashed Out (#)	Value Realized for Stock Options ($)	Number of Unvested Restricted Stock Shares Accelerated and Cashed Out (#)	Value Realized For Restricted Stock ($)	Value Realized For Restricted Cash ($)

Michael W. Altschaefl	—	—	215,927	$192,175	$72,800

William T. Hull	—	—	296,727	$264,087	$63,504

Scott Green	—	—	251,933	$224,220	$61,600

Marc Meade	—	—	166,661	$148,328	$77,752

RISK ASSESSMENT OF OUR COMPENSATION POLICIES AND PRACTICES

Each year, our compensation committee conducts a review of our compensation policies and practices to assess whether any risks arising from such policies and practices are reasonably likely to materially adversely affect our company. We believe that we have designed a balanced approach to our compensation programs that rewards both our NEOs and our other key employees for achieving our annual and longer-term strategic objectives and financial and business performance goals that we believe will help us achieve sustained growth and success over the long term. We believe that our compensation committee has structured our total executive compensation to ensure that there is a focus on incentivizing and rewarding both near-term financial performance and sustained long-term shareholder appreciation. While it is possible that the pursuit of our strategic objectives and our annual financial performance targets that determine our incentive compensation may lead to employee behavior that may increase certain risks to our company, we believe that we have designed our compensation programs to help mitigate against such concerns and to help ensure that our compensation practices and decisions are consistent with our strategic business plan and our enterprise risk profile.

During our annual review, our compensation committee takes the following actions:

•	Identifies our material compensation arrangements and categorizes them according to the levels of potential risk-taking behaviors that our compensation committee believes they may encourage;

•

Meets with our chief executive officer and chief financial officer to develop a better understanding of our enterprise risk profile and the material risks, including reputational risk and those described under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K, that we face and the relationship of our compensation policies and practices to those identified enterprise-related risks;

•

Evaluates the levels of potential risk-taking that may be encouraged by each material compensation arrangement to determine whether it is appropriate in the context of our overall compensation arrangements, our objectives for our compensation arrangements, our strategic goals and objectives and our enterprise risk profile; and

•	Identifies and evaluates the likely effectiveness of the risk-mitigation attributes contained in our compensation policies and practices, as set forth below.

As part of its review of our compensation policies and practices, our compensation committee identified the following attributes that it believes help to mitigate against the potential for excessive or unnecessary risks to be realized by our company as a result of our compensation policies and practices:

•

We believe that we have set base salaries at a sufficient level to discourage excessive or unnecessary risk taking. We believe that base salary, as a non-variable element of compensation, helps to moderate the incentives to incur risk in the pursuit of increased financial performance metrics that are directly tied to the payment of variable elements of compensation. To perform its moderating function, we believe that base salary should make up a substantial portion of target total compensation. Our NEOs’ fiscal 2014 – 2019 base salaries were, on average, more than 50% of their total actual compensation during such fiscal year.

•

Our incentive compensation goals in fiscal 2019 and 2020 are directly tied to and support our strategic business plan and are based upon annual operating budget levels that are reviewed and approved by our board of directors and that we believe are attainable at their targeted levels without the need to (i) take excessive or unnecessary risks; (ii) take actions that would violate our Code of Conduct; or (iii) make material changes to our long-term business strategy or our methods of management or operation.

•	Our fiscal 2015 — 2020 incentive compensation programs capped the amount of cash bonus opportunity and provided for three-year vesting of equity awards.

•

Our fiscal 2019 bonus program limits the amount of cash bonuses to the lesser of $710,000 or 50% of our net income above $100,000 (after taking into account all bonuses) during the applicable fiscal year in order to ensure that our shareholders will be able to benefit (through the appreciation of our stock price) in at least 50% of our positive net income above $100,000.

•

Our fiscal 2020 bonus programs limits the amount of cash bonuses to the lesser of $732,000 or 50% of our positive net income (after taking into account all bonuses) during the applicable fiscal year in order to ensure that our shareholders will be able to benefit (through the appreciation of our stock price) in at least 50% of our positive net income.

•

Our incentive compensation for fiscal 2015 — 2020 was a combination of cash incentives and three-year vesting equity awards, so that employees only realize value on such equity awards through sustained long-term appreciation of our shareholder value. The compensation committee believes that this combination of short and long-term equity-based incentive compensation lowers the risk of unnecessary short term risk taking associated with annual incentive programs.

•

Our long-term incentive compensation for fiscal 2019 — 2020 provides for cash bonus awards payable in one-third increments upon the annual vesting of tandem restricted stock awards in order to provide liquidity for our NEOs to pay the income taxes associated with the vesting of such awards and to help ensure that our NEOs did not sell their vested shares to cover their tax liabilities. We believe the option to accept a portion of the long-term incentive award in cash provides a mechanism for our NEOs to pay the taxes associated with the vesting of restricted stock without having our NEOs sell or pledge shares in order to pay for the associated taxes. We believe this structure helps to increase the level of company share ownership by our NEOs and puts a greater portion of their compensation “at risk”.

•

Our fiscal 2019 long-term equity-based incentive program preserved share availability under our 2016 Plan by requiring that all NEOs and non-employee directors receive (i) 70% of their total long-term equity-based incentive award in the form of tandem restricted stock and restricted cash awards and (ii) 30% of their total long-term equity-based incentive award in the form of an immediate cash payment upon the condition that each NEO (other than Mr. Meade) and non-employee director agreed to use 60% of this immediate cash payment to purchase shares of the our Common Stock in the open market. We believe this structure maintains the historical goals of our long-term equity-based incentive compensation described above, while preserving share availability under our 2016 Plan for future grants to our employees. Further, the requirement that our NEOs (other than Mr. Meade) use their immediate cash payment to purchase shares of our Common Stock increases their investment in us and puts a greater portion of their compensation “at risk”.

•

Our fiscal 2020 long-term equity-based incentive program was designed to preserve share availability under our 2016 Plan by providing that all grants will be contingent on shareholder approval of the Amended 2016 Plan. In addition, our compensation committee required that all NEOs and non-employee directors receive their awards in the form of 60% restricted stock awards and 40% in cash bonus awards payable in one-third increments upon the annual vesting of tandem restricted stock awards. We believe this structure maintains the historical goals of our long-term equity-based incentive compensation described above, while preserving share availability under our 2016 Plan for future grants to our employees and reducing shareholder dilution caused by the grant of our long-term equity-based incentive awards to our NEOs.

•	We have implemented stock ownership guidelines for all of our executive officers, which we believe help to focus them on long-term stock price appreciation and sustainability.

•

We have adopted an executive compensation “clawback” policy as an additional risk mitigation provision. Our clawback policy calls on our board of directors to require reimbursement from any officer of an amount equal to the amount of any overpayment or overrealization of any incentive compensation paid to, or realized by, the officer if:

(i) The payment or vesting of incentive compensation was predicated upon the achievement of certain company financial or operating results with respect to the applicable performance period that were subsequently the subject of a material financial statement restatement (other than a restatement due to subsequent changes in generally accepted accounting principles, policies or practices) that adversely affects our prior announced or stated financial results, financial condition or cash flows;

(ii) In our board’s view, the recipient engaged in misconduct that caused, partially caused or otherwise contributed to the need for the financial statement restatement; and

(iii) Vesting would not have occurred, or no payment or a lower payment would have been made to the recipient, based upon our restated financial results, financial condition or cash flow.

As a result of the compensation committee’s annual review, our compensation committee did not believe that our compensation policies and practices encourage excessive or unnecessary risk-taking in light of our strategic plan, business objectives and our enterprise risk profile. Accordingly, our compensation committee did not implement any material changes in response to this review.

DIRECTOR COMPENSATION

We offer the following compensation program for our non-employee directors: (a) an annual retainer of $36,000, payable quarterly in cash or shares of our Common Stock at the election of the recipient; (b) an annual long-term equity-based incentive award, vesting ratably over three years, with a grant date fair value of $40,500, that is paid 60% in three-year pro rata vesting restricted stock and 40% of three-year pro rata vesting restricted cash that vests in tandem with the restricted stock at the election of the recipient; (c) an annual retainer of $30,000 for our lead director, payable quarterly in cash or shares of Common Stock at the election of the recipient; (d) an annual retainer of $25,000 for the chair of our audit and finance committee, payable quarterly in cash or shares of Common Stock at the election of the recipient; (f) an annual retainer of $20,000 for the chair of the compensation committee, payable quarterly in cash or shares of Common Stock at the election of the recipient; and (g) an annual retainer of $20,000 for the chair of the nominating and corporate governance committee, payable quarterly in cash or shares of Common Stock at the election of the recipient.

In addition, pursuant to our director retirement program, upon the recommendation of our compensation committee and the approval of our board of directors, any non-employee director who voluntarily retires from the board prior to the end of his or her stated term or who voluntarily decides not to stand for re-election at the end of his or her stated term will be entitled to (i) continued vesting of up to all of his or her then outstanding unvested restricted stock and options on the dates when such vesting would otherwise occur if such director remained on the board on such dates and/or (ii) a services fee of $200 per hour for any time spent at our request on company-related matters, plus reimbursement for all out-of-pocket expenses, in each instance, subject to such additional terms and conditions, if any, as may be determined necessary or appropriate by our compensation committee and our board of directors. In early fiscal 2018, our board, upon the recommendation of the compensation committee, pre-approved the application of our director retirement program to Mr. Williamson. In addition, our compensation committee approved the payment of a $30,000 retirement benefit to Mr. Williamson upon the time Mr. Williamson chooses to retire from our board, which will be applied by Mr. Williamson toward the purchase of Common Stock directly from the Company.

In addition, Mr. Potts agreed that, in connection with his retirement as an officer of the Company in fiscal 2018, he would not receive any cash compensation as a non-employee director (other than reimbursement of out of pocket expenses) until January 1, 2019, and would not receive any equity compensation during his entire term as a director. Mr. Potts also agreed that he would not participate in our director retirement program or receive any retirement benefit upon his retirement from our board of directors.

In late fiscal 2018 and early fiscal 2019, our compensation committee conducted an examination of projected share availability under our 2016 Plan and determined that, based on the then-current price of our Common Stock on the Nasdaq Capital Market, there were insufficient shares remaining available under the 2016 Plan to support the compensation committee’s grant of long-term equity awards to our NEOs and non-employee directors at the same aggregate dollar values granted in fiscal 2018. As a result, our management proposed, and our compensation committee approved a restructuring of the form of our annual long term incentive awards. In early fiscal 2019, each of our non-employee directors received a long-term equity-based incentive award consisting of (i) 70% of the grant date dollar amount of each non-employee director’s fiscal 2019 long-term equity-based incentive award in the form of a combined grant of 60% three-year pro rata vesting restricted stock and 40% restricted cash and (ii) the remaining 30% of the grant date dollar amount of each non-employee director’s fiscal 2019 long-term equity-based incentive award in cash, on the condition that the each of our non-employee directors agreed to use 60% of such cash payment to purchase shares of our Common Stock in the open market during the 10-business day open trading window period commencing on the third business day after the Company’s fiscal 2018 earnings release. As a result, our directors purchased a total of 33,300 shares of our Common Stock.

In fiscal 2020, we have returned to our historical practice of granting our non-employee directors (other than Mr. Potts) long-term equity-based incentive compensation in the form of an annual incentive award, vesting ratably over three years, with a grant date fair value of $40,500, that will be paid 60% in three-year pro rata vesting restricted stock and 40% of three-year pro rata vesting restricted cash that vests in tandem with the restricted stock at the election of the recipient. Our compensation committee has made the grant of long-term equity-based incentive awards to our non-employee directors for fiscal 2020 conditioned upon our shareholders’ approval of the Amended 2016 Plan described herein. If the Amended 2016 Plan is not approved at the 2019 Annual Meeting of Shareholders, then the fiscal 2020 long-term equity-based incentive awards will not be granted.

Our compensation committee did not engage a compensation consultant to establish the compensation program for our non-employee directors. However, the committee reviewed the National Association of Corporate Directors (NACD) Director Compensation Report, which provided a comprehensive report on director pay practices across a wide range of industries and company sizes, to determine the appropriate compensation levels for our non-employee directors. In addition, the committee reviewed data on director pay practices for 15 “peer companies” identified by Institutional Shareholder Services Inc. in its Proxy Analysis and Benchmark Policy Voting Recommendations for our 2016 annual meeting of shareholders. In order to attract potential new independent directors in the future, our board of directors has retained the flexibility to make an initial stock option or other form of equity-based grant or a cash award to any such new non-employee directors upon joining our board.

All non-management directors are required to own at least 25,000 shares. Directors are permitted to satisfy these ownership guidelines with shares of our Common Stock that they acquire through the exercise of stock options or other similar equity-based awards, through retention upon vesting of restricted shares or other similar equity-based awards and through direct share purchases. Our directors who were directors at the time of the adoption of the amended guidelines have until the fifth anniversary of the adoption to satisfy the ownership requirement. Newly elected directors will have until the fifth anniversary of their election to satisfy the ownership requirement. All of our directors have either satisfied the ownership requirement or have additional time to do so.

Director Compensation for Fiscal 2019

The following table summarizes the compensation of our non-employee directors for fiscal 2019. Directors who are also employees did not receive any compensation for their service as directors and they are therefore omitted from the table. We reimbursed each of our directors, including our employee directors, for expenses incurred in connection with attendance at meetings of our board and its committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)

Anthony L. Otten	66,000	17,010	23,550	106,560

Ellen B. Richstone	61,000	17,010	12,150	90,160

Michael J. Potts	9,000	—	81,432	90,432

Mark C. Williamson	56,000	17,010	29,550	102,560

Kenneth M. Young	56,000	17,010	12,150	85,160

(1)

Represents the grant date fair value of the restricted stock awards pursuant to ASC Topic 718. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in the Notes to Consolidated Financial Statements for our fiscal year ended March 31, 2019.

(2)	The option awards outstanding as of March 31, 2019 for each non-employee director were as follows: Mr. Williamson held options to purchase 115,754 shares of our Common Stock.

(3)

Includes $17,400 in restricted cash received by Mr. Williamson, $81,432 in restricted cash received by Mr. Potts (which related to long-term incentive awards previously granted to Mr. Potts during his tenure as one of our executive officers) and $11,400 in restricted cash received by Mr. Otten that vested in tandem with the vesting of restricted stock awards. Includes $12,150 in cash received by Messrs. Otten, Richstone, Williamson and Young as part of our annual long term incentive awards for fiscal 2019, with each non-employee director agreeing to use 60% of such cash payment to purchase shares of our common stock in the open market during the 10-business day open trading window period commencing on the third business day after the Company’s fiscal 2018 earnings release.

PROPOSAL TWO:

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We view executive compensation as an important matter both to us and to our shareholders. As required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion contained in this proxy statement. This advisory vote on the compensation of our NEOs allows our shareholders to express their views on our executive compensation programs.

The compensation committee considered the results from the shareholder advisory vote on executive compensation at our 2018 annual meeting of shareholders as support for the company’s compensation policies and practices. At our 2018 annual meeting of shareholders, more than 96% of the votes cast on the shareholder advisory vote on executive compensation were in favor of our executive compensation. Our board of directors and our compensation committee value the opinions of our shareholders and are committed to ongoing engagement with our shareholders on executive compensation practices. Our board of directors has determined that our shareholders should vote on a say-on-pay proposal each year in accordance with the preference expressed by shareholders on the “say-when-on-pay” proposal at our 2017 annual meeting of shareholders.

We believe that a skilled, experienced and dedicated senior management team is essential to the future performance of our company and to building shareholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:

•	to motivate our executive officers to achieve strong financial performance, particularly positive net income and EBITDA, and shareholder value;

•	to attract and retain executive officers who we believe have the experience, temperament, talents and convictions to contribute significantly to our future success; and

•	to align the economic interests of our executive officers with the interests of our shareholders.

In light of these objectives, we have sought to reward our NEOs for achieving financial performance goals, creating value for our shareholders and for loyalty and dedication to our company. Since 2018, we have worked to implement a new culture that focuses on profit before tax and/or EBITDA, along with revenue growth, and our fiscal 2018 – 2020 compensation programs were designed to incentivize and reward short-term and long-term decisions that benefit earnings, net income and/or EBITDA and increase shareholder value. Some examples of recent actions we have taken to further these objectives include:

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Our decision to pay no annual incentive plan bonuses for fiscal 2019 despite the Company’s accomplishments that should strengthen the foundation and future prospects of the Company, including: continuing to implement new initiatives to reduce costs and accelerate our path to profitability while continuing to grow revenue; continuing to introduce new, higher margin LED products to the market; and continuing to execute on our sales strategy;

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Our decision in fiscal 2019 to maintain the reduction in NEO salaries, long-term incentive awards and annual incentive plan bonus targets that were previously approved in fiscal 2018. The decision to maintain reduced levels of compensation for our NEOs was due to our continued focus on reducing costs and accelerating our path to profitability while continuing to grow revenue in fiscal 2019;

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Our decision to implement a cash bonus program in fiscal 2019 and fiscal 2020 that focuses on achievement of positive net income in furtherance of our stated goal to reduce costs and accelerate our path to profitability while continuing to grow revenue;

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Our decision to implement a discretionary financial bonus performance pool for our NEOs. We believe the addition of this additional bonus opportunity puts a greater percentage of our NEOs’ total potential compensation “at risk” if certain performance goals are not satisfied and will thereby motivate management to achieve the our financial and strategic objectives and thereby enhance shareholder value;

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Our decision to cap the total amount of cash bonuses under our fiscal 2019 cash bonus program to the lesser of 50% of our fiscal 2019 net income above $100,000 (after taking into account all bonuses) and $710,000 in order to ensure that our shareholders would be able to benefit (through the appreciation of our stock price) in at least 50% of any positive fiscal year 2019 net income exceeding $100,000;

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Our decision to cap the total amount of cash bonuses under our fiscal 2020 cash bonus program to the lesser of 50% of our fiscal 2020 net income above $100,000 (after taking into account all bonuses) and $732,000 in order to ensure that our shareholders will be able to benefit (through the appreciation of our stock price) in at least 50% of any positive fiscal year 2020 net income exceeding $100,000;

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Granting long-term equity incentive awards in the form of three-year pro rata vesting restricted stock grants in order to reward our NEOs for increasing shareholder value and to motive and retain our NEOs while aligning their economic interests with our shareholders through long-term equity ownership. In addition, restricted stock is less dilutive to our shareholders than options because value to the employee can be achieved with fewer shares and can also provide a better incentive to our executives than stock options because restricted stock always maintains some intrinsic value and aligns the interests of our executives with those of our shareholders;

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Restructuring our long-term equity-based incentive compensation for our NEOs in fiscal 2019 to preserve share availability under our 2016 Plan while maintaining our objective to create an incentive structure that rewards our NEOs for increasing shareholder value and motives and retains our NEOs while aligning their economic interests with our shareholders through long-term equity ownership;

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In fiscal 2020, requiring that our NEOs receive their long-term equity-based incentive awards in the form of 60% restricted stock and 40% restricted cash that vests annually with the tandem restricted stock awards. Our compensation committee made this decision in order to preserve share availability under the 2016 Plan, reduce shareholder dilution and to allow our NEOs to pay the associated tax liability without having our NEOs otherwise sell or pledge their shares in order to pay such liability; and

•	Our executives have employment agreements with “double trigger” change in control provisions (other than Mr. Altschaefl) and do not provide for tax gross-ups.

For a further description of our executive compensation programs, please see the disclosure under the heading “Executive Compensation” above.

Our board of directors would like the support of our shareholders for the compensation of our NEOs as disclosed in this proxy statement. Accordingly, for the reasons discussed above, our compensation committee recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this proxy statement.”

The compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion contained in this proxy statement will be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution, assuming a quorum exists. Abstentions will be counted for purposes of determining the presence of a quorum but will be disregarded in the calculation of votes cast for this purpose.

This advisory vote on the compensation of our NEOs is not binding on our company, our board of directors or the compensation committee of the board. However, the board and the compensation committee will review and consider the outcome of this advisory vote when making future compensation decisions for our NEOs.

RECOMMENDATION: OUR COMPENSATION COMMITTEE RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL THREE — APPROVAL OF THE

AMENDED AND RESTATED 2016 OMNIBUS INCENTIVE PLAN

Our board of directors is seeking shareholder approval of the Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan, as amended and restated (the “Amended 2016 Plan”). We have amended and restated the Amended 2016 Plan primarily to:

•	Increase the number of shares of our Common Stock available for issuance under the 2016 Plan by 1,750,000 shares (from 1,750,000 shares to 3,500,000 shares);

•	Add a minimum vesting period for all awards granted under the Amended 2016 Plan (with limited exceptions); and

•	Add a specific prohibition on the payment of dividends and dividend equivalents on unvested awards.

Effect of Proposal

Approval of this proposal will increase the number of shares of our Common Stock available for issuance under the 2016 Plan from 1,7500,000 shares to 3,500,000 shares (an increase of 1,750,000 shares). If shareholders do not approve this proposal, then the 2016 Plan will not be amended but will remain in effect in its current form but, because the number of shares will not have increased, we do not believe it will continue to serve as an effective vehicle for our equity-based incentive compensation programs. We consider the 2016 Plan to be an important element of our compensation programs and believe that the continued ability to grant equity-based awards at competitive levels is in the best interest of our company and our shareholders.

Key Reasons to Support the Amended 2016 Plan

The two complementary goals of the Amended 2016 Plan are to (1) attract and retain outstanding individuals to serve as officers, directors, employees and consultants to our Company and (2) to increase shareholder value by providing a direct link between shareholder value and executive compensation by authorizing awards of shares of our Common Stock, monetary payments based on the value of our Common Stock and other incentive compensation awards that are based on our financial performance. Approving this amendment to increase the number of shares available for issuance under the 2016 Plan will further these goals by allowing the Amended 2016 Plan to continue to serve as the primary vehicle for our equity-based and other incentive compensation programs in the future. We strongly believe that the ability to grant equity awards is essential to our ability to retract, retain, and motive our executive officers, and also encourages our executive officers and non-employee directors to think and act in the best interests of shareholders by tying their compensation to the value of our common stock. If the Amended 2016 Plan is not approved, then we will not be able to continue to grant equity awards, which we believe will negatively impact our ability to attract and retain talent, which is a key component to growing our business and returning to profitability.

In addition, our board of directors believes that it is prudent to add a minimum vesting period for all award types and prohibit the payment of dividends and dividend equivalents on unvested awards as these provisions have emerged as best practices since the 2016 Plan was originally adopted. These provisions will add to the several other leading pay practices already incorporated into the 2016 Plan, including:

•	Prohibition on option repricing and buyback of underwater options;

•	Prohibition on reusing shares withheld to pay option exercise prices or cover withholding taxes for new awards;

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The compensation committee is able to terminate or cause a participant to forfeit an award, and require a participant to disgorge to us any gains attributable to an award, if the participant is terminated for cause or breaches any agreement between the participant and us our one of our affiliates concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations;

•	Provisions making all awards subject to any recoupment or clawback policy that we may adopt from time to time;

•	No tax gross-ups for excise taxes that may be imposed on payments to our executive officers in connection with a change of control; and

•	Limits on the number of awards that any individual may receive under the plan.

We believe the potential dilution represented by the increase in the number of shares available for issuance under the Amended 2016 Plan for which we are seeking approval is reasonable. We estimate that the additional 1,750,000 shares reserved for issuance under the Plan could result in a maximum potential dilution to our existing stockholders of approximately 5.5% based on our current total of 29,925,704 shares of common stock outstanding as of June 11, 2019 (calculated by taking the number of shares reserved under the Plan divided by the sum of the number of shares reserved plus the number of shares outstanding).

Based on our three year average burn rate of 2.77%, or 797,268 shares (which is below the estimated ISS global industry classification standard burn rate benchmark for our industry of 6.33%) we expect that this additional 1,750,000 shares will last us for at least two or three years, which we believe is reasonable based on proxy advisory firm guidelines. Our board of directors determined to seek approval for 1,750,000 additional shares based on its analysis of the potential dilution of such additional shares, historical grant levels and burn rate under the 2016 Plan, the current trading price of our common stock and the expected duration of the Amended 2016 Plan assuming such additional shares are approved.

As of the Record Date, there were 457,253 shares subject to outstanding stock options and 976,358 shares subject to unvested restricted stock awards under the 2016 Plan and our prior equity incentive plan, the 2004 Stock and Incentive Awards Plan (the “Prior Plan”), and 117,860 shares of Common Stock remained available for future grants under the 2016 Plan. As of the Record Date, there were 29,925,704 shares of Common Stock issued and outstanding. The market value of our Common Stock on NASDAQ as of the close of market on the Record Date was $2.79.

Our named executive officers who are current employees of the Company and our non-employee directors will be eligible to receive awards under the Amended 2016 Plan and therefore have an interest in this proposal.

Summary of Terms of Amended 2016 Plan

The following is a summary of the material provisions of the Amended 2016 Plan, as amended and restated, a copy of which is attached to this Proxy Statement as Annex A and is incorporated by reference into this Proxy Statement in its entirety. This summary is subject to the language of the Amended 2016 Plan and the text of the Amended 2016 Plan controls if there is any inconsistency between this summary and the Amended 2016 Plan text.

Administration.    Our compensation committee will administer the Amended 2016 Plan unless it elects to delegate certain of its duties as permitted by the terms of the Amended 2016 Plan. The committee will have the authority to interpret the Amended 2016 Plan and any agreement covering any award under the Amended 2016 Plan; make, change and rescind rules and regulations relating to the Amended 2016 Plan; and make changes to, or reconcile any inconsistency in, any award or agreement covering an award.

Eligibility.    The committee may designate any of the following as a participant, to the extent of its authority under the Amended 2016 Plan: any officer or other employee of the Company or its affiliates or individuals engaged to become an officer or employee, any consultant or advisor who provides services to the Company or its affiliates, and any directors of the Company, including non-employee directors of the Company. The selection of participants will be based upon the committee’s opinion that the participant is in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. We currently have five non-employee directors (six if all director nominees included in this proxy statement are elected at our annual meeting) and approximately 216 employees eligible to participate in the Amended 2016 Plan.

Types of Awards.    Awards under the Amended 2016 Plan may consist of stock options, stock appreciation rights (“SARs”), performance shares, performance units, shares of Common Stock, restricted stock, restricted stock units and cash incentive awards. The committee may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options within the meaning of Section 422 of the Code. Awards may be granted alone or in addition to, in tandem with, or (subject to the Amended 2016 Plan’s prohibition on repricing) in substitution for any other award (or any other award granted under another plan of the Company or any affiliate, including the plan of an acquired entity).

Shares Reserved under the Amended 2016 Plan.    Subject to adjustment as described below, an aggregate of 3,500,000 Shares (consisting of 1,750,000 shares reserved originally on the effective date of the 2016 Plan plus 1,750,000 shares reserved as of the amendment date), were reserved for issuance under the Amended 2016 Plan, provided that only 1,750,000 shares may be issued pursuant to the exercise of incentive stock options.

The number of shares reserved for issuance will be reduced on the date of the grant of any award by the maximum number of shares, if any, that may be issued pursuant to the award. In general, (1) if an award expires, is canceled or terminates without issuance of shares, (2) if it is determined that all or some portion of the shares with respect to which an award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (3) if shares are forfeited under an award, (4) if shares are issued under any award and the Company reacquires them pursuant to rights reserved by the Company upon the issuance of the shares, or (5) the award is settled in cash, then such shares may again be used for new awards under the Amended 2016 Plan. However, any shares reacquired under clause (4) may not be issued pursuant to incentive stock options. Shares tendered or withheld to satisfy Federal, state or local tax withholding obligations, shares that are tendered or withheld in payment of the exercise price of a stock option or as a result of the net settlement of a stock appreciation right and shares purchased by the Company using proceeds from stock option exercises may not be re-credited to the share reserve.

Individual Award Limits.    No participant may be granted awards under the Amended 2016 Plan that could result in such participant:

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receiving stock options for, and/or stock appreciation rights with respect to, more than 1,000,000 shares of Common Stock (or 200,000 shares of Common Stock for a non-employee director) during any fiscal year of the Company;

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receiving awards of restricted stock and/or restricted stock units relating to more than 1,000,000 shares of Common Stock (or 200,000 shares of Common Stock for a non-employee director) during any fiscal year of the Company;

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receiving an award of performance shares and/or an award of performance units, the value of which is based on the fair market value of a share of Common Stock, relating to more than 1,000,000 shares of Common Stock (or 200,000 shares of Common Stock for a non-employee director) in respect of any single fiscal year of the Company;

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receiving cash incentive award(s) in respect of any single fiscal year of the Company that could result in a cash payment of more than $1,000,000 (or a payment of more than $200,000 for a non-employee director); or

•	receiving other stock-based awards relating to more than 1,000,000 shares of Common Stock (or 200,000 shares of Common Stock for a non-employee director) during any fiscal year.

Each of these limitations is subject to adjustment as described below.

Stock Options.    The committee will have the authority to determine all terms and conditions of each grant of stock options, including the number of stock options granted, whether a stock option is to be an incentive stock option or non-qualified stock option and the grant date for the stock option, which may not be any date prior to the date that the committee approves the grant. The committee will fix the stock option price per share of Common Stock, which may never be less than the fair market value of a share of Common Stock on the date of grant. The committee will determine the expiration date of each stock option except that the expiration date may not be later than 10 years after the date of grant. Stock options will be exercisable and vest at such times and be subject to such restrictions and conditions as the committee deems necessary or advisable, including with respect to the manner of payment of the exercise price of such stock options. If a stock option intended to be an incentive stock option fails to meet the requirements thereof, the stock option will automatically be treated as a non-qualified stock option to the extent of such failure. Except to the extent otherwise provided in an award agreement, a participant will not have any rights as a holder of shares of Common Stock as a result of the grant of a stock option until the stock option is exercised, the exercise price and applicable withholding taxes are paid and the shares of Common Stock subject to the stock option are issued.

Stock Appreciation Rights.    A stock appreciation right, or SAR, is the right of a participant to receive a payment in cash and/or Common Stock in an amount equal to the appreciation of the fair market value of a share of Common Stock during a specified period of time. The committee will determine all terms and conditions of each SAR including (1) whether the SAR is granted independently of a stock option or relates to a stock option, (2) the grant date, which may not be a date prior to the date the committee approves the grant, (3) the number of shares of Common Stock to which the SAR relates, (4) the grant price, which may never be less than the fair market value of the Common Stock subject to the SAR on the date of grant, (5) the terms and conditions of exercise or maturity, including vesting, (6) the expiration date, which must be no later than 10 years after the date of grant, and (7) whether the SAR will settle in cash, Common Stock or a combination of the two.

Restricted Stock, Performance Stock, and Stock Unit Awards.    The committee has the authority to grant awards of shares of Common Stock, restricted stock, restricted stock units, performance shares or performance units. Restricted stock awards are shares of Common Stock subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals (as described below) established by the committee and/or upon completing a period of service. Restricted stock units represent the right to receive cash and/or shares of Common Stock, the value of which is equal to the fair market value of one share of Common Stock, to the extent performance goals or other criteria established by the committee are achieved and/or upon completing a period of service. Performance shares are the right to receive shares of Common Stock to the extent performance goals established by the committee are achieved or other requirements are met. Performance units represent the right to receive cash and/or shares of Common Stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of Common Stock, to the extent performance goals established by the committee are achieved or other requirements are met.

The committee will determine all terms and conditions of the awards including (1) the number of shares of Common Stock and/or units to which such award relates, (2) whether performance goals must be achieved for the participant to realize any portion of the benefit under the award, (3) the length of the vesting and/or performance period and, if different, the date that payment of the benefit will be made, (4) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of Common Stock, and (5) with respect to performance units and restricted stock units, whether the awards will settle in cash, in shares of Common Stock (including restricted stock), or in a combination of the two, and whether such awards will include the right to receive dividend equivalent units.

Cash Incentive Awards.    A cash incentive award is the right to receive a cash payment to the extent performance goals are achieved or other criteria are met. The committee will determine all terms and conditions of cash incentive awards, including the performance goals (as described below), the performance period, the potential amount payable, vesting criteria and the timing of payment.

Other Stock-Based Awards.    The Company may grant to any participant shares of unrestricted stock as a replacement for other compensation to which such participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

Performance Goals.    For purposes of the Amended 2016 Plan, performance goals mean any goals the committee establishes that relate to one or more of the following with respect to the Company or any one or more of its subsidiaries, affiliates or other business units: net sales, cost of sales, revenue, gross income, net income, operating income, income from continuing operations, earnings (including before taxes, and/or interest and/or depreciation and amortization), earnings per share (including diluted earnings per share), price per share, cash flow, net cash provided by operating activities, net cash provided by operating activities less net cash used in investing activities, net operating profit, ratio of debt to debt plus equity, return on shareholder equity, return on capital, return on assets, operating working capital, average accounts receivable, economic value added, customer satisfaction, operating margin, profit margin, sales performance, sales quota attainment, new sales, cross/integrated sales, customer engagement, internal revenue growth, achievement of merger and acquisition milestones (including but not limited to identification of acquisition candidates) and client retention. Performance goals may also relate to a participant’s individual performance in their official capacity with the Company or any of its affiliates.

The committee reserves the right to adjust any performance goals or modify the manner of measuring or evaluating a performance goal.

Dividends and Dividend Equivalent Units.    The committee may grant dividend equivalent units in connection with restricted stock units or performance units. A dividend equivalent unit gives the participant the right to receive a payment, in cash or shares of Common Stock, equal to the cash dividends or other distributions that we pay with respect to a share of Common Stock. The committee will determine all terms and conditions of a dividend equivalent unit award. However, no dividends or dividend equivalent units may be paid unless and until the related award vests.

Minimum Vesting Period.    All awards granted under the Amended 2016 Plan must have a minimum vesting period of one year from its grant date, except for awards with respect to up to 5% of the total number of shares of Common Stock reserved for issuance under the Amended 2016 Plan. The committee may, however, accelerate the vesting or deem an award earned, in whole or in part, upon a participant’s death, disability, retirement, termination without cause, at the time of a change of control, or in any other circumstance that the committee determines.

Transferability.    Awards are not transferable other than by will or the laws of descent and distribution, unless the committee allows a participant (1) to designate, in writing, a beneficiary to exercise the award or receive payment under the award after the participant’s death, (2) to transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce, or (3) provided that the participant receives no consideration in connection therewith, to otherwise transfer an award.

Adjustments.    If (1) the Company is involved in a merger or other transaction in which shares of Common Stock are changed or exchanged, (2) the Company subdivides or combines shares of Common Stock or declares a dividend payable in shares of Common Stock, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property, (3) the Company effects a cash dividend that exceeds 10% of the fair market value of the shares of Common Stock or any other dividend or distribution in the form of cash or a repurchase of shares of Common Stock that the board of directors determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (4) any other event occurs that, in the judgment of the committee, requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Amended 2016 Plan, then the committee will, in a manner it deems equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2016 Plan, adjust any or all of: (A) the number and type of shares subject to the Amended 2016 Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of Common Stock subject to outstanding awards; (C) the grant, purchase or exercise price with respect to any award; and (D) the performance goals of an award.

In any such case, the committee may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award.

The committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of Common Stock otherwise reserved or available under the Amended 2016 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Change of Control.    The Amended 2016 Plan does not provide for automatic vesting of awards solely upon a change of control. However, in order to preserve a participant’s rights under an award in the event of a change of control, the committee in its discretion may, at the time an award is made or at any time thereafter, take one or more of the following actions: (1) provide for the acceleration of any time period, or the deemed achievement of any performance goals, relating to the exercise or realization of the award; (2) provide for the purchase of the award for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable (or the cancellation of awards in exchange for no payment to the extent that no cash or other property would be received upon the exercise or realization of the award in such circumstances); (3) adjust the terms of the award in the manner determined by the committee to reflect the change of control; (4) cause the award to be assumed, or new right substituted therefor, by another entity; or (5) make such other provision as the committee may consider equitable and in our best interests.

Except as otherwise expressly provided in any agreement between a participant and us or an affiliate, if the receipt of any payment by a participant under the circumstances described above would result in the payment by the participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment will be reduced to the extent required to prevent the imposition of such excise tax.

The committee also may amend, modify or rescind the change of control provisions of the Amended 2016 Plan if it determines that their operation may prevent a transaction in which we or an affiliate are prevented from receiving desired tax treatment, including without limitation requiring that each participant receive a replacement or substitute award issued by the surviving or acquiring corporation. In connection with any merger, consolidation, acquisition of property or stock, or reorganization, the committee may authorize the issuance or assumption of awards under the Amended 2016 Plan upon such terms and conditions as it may deem appropriate.

Term of Plan.    Unless earlier terminated by the board of directors, the Amended 2016 Plan will remain in effect until the date all shares reserved for issuance have been issued. If the term of the Amended 2016 Plan extends beyond 10 years from the date of the amendment and restatement, then no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of the Amended 2016 Plan.

Termination and Amendment.    The board of directors or the committee may amend, alter, suspend, discontinue or terminate the Amended 2016 Plan at any time, subject to the following limitations:

•	the Board must approve any amendment to the Amended 2016 Plan if the Company determines such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

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shareholders must approve any amendment to the Amended 2016 Plan if the Company determines such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded or any other applicable law; and

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shareholders must approve any amendment to the Amended 2016 Plan that materially increases the number of shares of Common Stock reserved under the Amended 2016 Plan or the limitations stated in the Amended 2016 Plan on the number of shares of Common Stock or value that participants may receive through an award or that amends the provisions that would diminish the protections afforded by the prohibition on repricing and backdating of outstanding stock options or SARs.

Subject to the requirements of the Amended 2016 Plan, the committee may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. However, except as otherwise provided in the Amended 2016 Plan or the award agreement, any modification or amendment that materially diminishes the rights of the participant, or the cancellation of an award, will be effective only if agreed to by the participant or other interested party. The committee need not obtain participant (or other interested party) consent for the modification, amendment or cancellation of an award pursuant to a change of control or as follows: (1) to the extent the committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the shares of Common Stock are then traded; (2) to the extent the committee deems necessary to preserve favorable accounting or tax treatment of any award for the Company; or (3) to the extent the committee determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other persons(s) as may then have an interest in the award. Notwithstanding the foregoing, unless determined otherwise by the committee, any such amendment shall be made in a manner that will enable an award intended to be exempt from Section 409A of the Code to continue to be so exempt, or to enable an award intended to comply with Section 409A of the Code to continue to so comply.

The authority of the Board and the committee to administer, terminate or modify the Amended 2016 Plan or then-outstanding awards will extend beyond the termination date of the Amended 2016 Plan. Termination of the Amended 2016 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Amended 2016 Plan except as they may lapse or terminate by their own terms and conditions.

Recoupment and Disgorgement of Awards.    The Amended 2016 Plan gives the committee full power and authority to terminate or cause a participant to forfeit an award, and require the participant to disgorge to the Company any gains attributable to an award, if the participant engages in any action constituting, as determined by the committee in its discretion, cause for termination or breaches any award agreement or any other agreement between the participant and the Company or an affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations. This power and authority applies despite anything to the contrary in an award agreement.

In addition, any awards granted pursuant to the Amended 2016 Plan, and any shares of Common Stock issued or cash paid pursuant to an award will be subject to any recoupment or clawback policy adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

Repricing and Backdating Prohibited.    Except for the adjustments provided for in the Amended 2016 Plan, neither the committee nor any other person may: (1) amend the terms of outstanding stock options or SARs to reduce the exercise or grant price of such outstanding stock options or SARs; (2) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise or grant price less than the exercise or grant price of the original stock options or SARs; or (3) cancel outstanding stock options or SARs with an exercise or grant price above the current fair market value of a share of Common Stock in exchange for cash or other securities. The committee may not make a grant of a stock option or SAR with a grant date that is effective before the date the committee takes action to approve such award.

Foreign Participation.    To assure the viability of awards granted to participants employed or residing in foreign countries, the committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. The committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended 2016 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the committee approves for purposes of using the Amended 2016 Plan in a foreign country will not affect the terms of the Amended 2016 Plan for any other country. All such supplements, amendments, restatements or alternative versions must receive shareholder approval to the extent the Company determines such approval is required by: (1) Section 16 of the Exchange Act, (2) the Code, (3) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (4) any other applicable law.

Certain Federal Income Tax Consequences

The following summarizes certain U.S. Federal income tax consequences relating to the Amended 2016 Plan under current tax law. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the Federal income tax treatment described herein. The exact Federal income tax treatment of transactions under the Amended 2016 Plan will vary depending upon the specific facts and circumstances involved.

Stock Options.    The grant of a stock option will create no income tax consequences to the Company or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of Common Stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the exercise date.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two or three years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (1) the gain realized on the disposition, or (2) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights.    The grant of a stock appreciation right will create no income tax consequences to the Company or the recipient. Upon the exercise or maturity of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the stock appreciation right, upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Restricted Stock.    Generally, a participant will not recognize income, and the Company will not be entitled to a deduction, at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Performance Shares.    The grant of a performance share award will create no income tax consequences for the Company or the participant. Upon the participant’s receipt of shares after the end of the applicable performance period and any applicable vesting period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents, if any, paid on performance shares. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and Restricted Stock Units.    The grant of a performance unit or restricted stock unit will create no income tax consequences to the Company or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, or upon settlement if settlement is deferred beyond vesting, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units or restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Cash Incentive Awards.    A participant who is paid a cash incentive award will recognize ordinary income equal to the amount of cash paid and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

Dividend Equivalent Units.    A participant who is paid a dividend equivalent with respect to an award of restricted stock units or performance units will recognize ordinary income equal to the value of cash paid and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

Other Stock Based Awards.    A participant who receives shares of Common Stock pursuant to a stock award will recognize ordinary income equal to the fair market value of the shares received and the Company will be entitled to a corresponding deduction in the same amount and at the same time. Upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Withholding.    In the event the Company or an affiliate is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares acquired under an award, the Company may deduct (or require an affiliate to deduct) from any payments of any kind otherwise due the participant cash, or with the consent of the committee, shares of Common Stock otherwise deliverable or vesting under an award, to satisfy such tax or other obligations. Alternatively, the Company or its affiliate may require such participant to pay to the Company or its affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its affiliate regarding the payment to the Company or its affiliate of the aggregate amount of any such taxes and other amounts. If shares of Common Stock are deliverable upon exercise or payment of an award, then the committee may permit a participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such award by electing to (1) have the Company or its affiliate withhold shares of Common Stock otherwise issuable under the award, (2) tender back shares of Common Stock received in connection with such award or (3) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the maximum statutory tax rates associated with the transaction to the extent needed for the Company and its affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the committee requires. In any case, the Company and its affiliates may defer making payment or delivery under any award if any such tax may be pending unless and until indemnified to its satisfaction.

No Guarantee of Tax Treatment.    Notwithstanding any provisions of the Amended 2016 Plan, the Company does not guarantee that (1) any award intended to be exempt from Section 409A of the Code is so exempt, (2) any award intended to comply with Section 409A or Section 422 of the Code does so comply, or (3) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any of its affiliates be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation.    Section 162(m) of the Code limits our deduction to $1 million of compensation paid per person per year, including compensation arising from awards granted under the 2016 Plan, with respect to our covered employees.

New Plan Benefits.    As disclosed in the Compensation Discussion and Analysis section under the heading “Long-Term Equity-Based Incentive Compensation for Fiscal 2020,” we made long-term incentive grants to our NEOs for fiscal 2020 contingent on shareholder approval of the Amended 2016 Plan and, as disclosed in the Director Compensation section, we granted each of currently serving non-employee directors (other than Mr. Potts) an annual long-term incentive award with a grant date fair value of $40,500, which is also contingent on shareholder approval of the Amended 2016 Plan. Each of the awards granted to our executive officers and our non-employee directors will be paid 60% in three-year pro rata vesting restricted stock and 40% in three-year pro rata vesting restricted cash. The table below shows the estimated total dollar value of these awards and the estimated number of shares of restricted stock to be awarded if the Amended 2016 Plan is approved. The number of shares of restricted stock to be granted to each of our NEOs and non-employee directors was be determined by dividing 60% of the dollar values listed below by the closing sale price of our Common Stock on the Nasdaq Capital Market on June 7, 2019.

Name and Position	Estimated Total Dollar Value ($)	Estimated Number of Shares
Michael A. Altschaefl	$285,800	63,747
Chief Executive Officer
William T. Hull	$248,200	55,360
Chief Financial Officer, Executive Vice President, Chief Accounting Officer and Treasurer
Scott A. Green	$240,600	53,665
Chief Operating Officer and Executive Vice President
Marc Meade	$186,200	41,531
Executive Vice President
Executive Group (4 persons)	$960,800	214,303
Non-Executive Director Group (5 persons)	$202,500	45,167
Non-Executive Officer Employee Group	—	—

Except for the awards disclosed above, we cannot currently determine the awards that may be granted under the Plan in the future to the executive officers named in this proxy statement or to other officers, employees, or other persons. The committee will make such determinations from time to time.

Equity Compensation Plan Information.    The following table provides information about the Company’s equity compensation plans as of March 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options and vesting of restricted shares	Weighted average exercise price of outstanding options and vesting of restricted shares	Number of securities remaining available for future issuance (excluding securities reflected in column(a)
	(a)	(b)	(c)

Equity Compensation Plans:

Approved by security holders	1,780,429	$1.64	107,860

Not approved by security holders	—	—	N/A

Total	1,780,429	$1.64	107,860

RECOMMENDATION OF THE BOARD: OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDED AND RESTATED ORION ENERGY SYSTEMS, INC. 2016 OMNIBUS INCENTIVE PLAN

.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 11, 2019, by:

•	each person (or group of affiliated persons) known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all of our directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership of within 60 days of June 11, 2019, through the exercise of any warrant, stock option or other right. Except as noted by footnote, and subject to community property laws where applicable, we believe that the shareholders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Information is based on 29,925,704 shares outstanding as of June 11, 2019.

Except as set forth below, the address of all shareholders listed under “Directors and executive officers” is c/o Orion Energy Systems, Inc. 2210 Woodland Drive, Manitowoc, WI 54220.

	Shares Beneficially Owned
	Number	Percentage of Outstanding

Directors and executive officers

Michael W. Altschaefl(1)	552,190	1.8%

William T. Hull(2)	769,617	2.6%

Marc Meade(3)	373,093	*

Scott A. Green(4)	689,071	2.3%

Alan B. Howe	0	*

Anthony L. Otten(5)	76,793	*

Michael J. Potts(6)	790,627	2.6%

Ellen B. Richstone(7)	59,815	*

Mark C. Williamson(8)	210,189	*

Kenneth Young (9)	41,050	*

All current directors and executive officers as a group (10 individuals)(10)	3,562,446	11.9%

Principal shareholders

Ariel Investments, LLC(11)	1,812,323	6.1%

North Star Investment Management Corp.(12)	3,059,748	10.2%

*	Indicates less than 1%.

(1)

Consists of (i) 441,728 shares of Common Stock and (ii) 110,462 shares of Common Stock issuable upon the exercise of options. The number does not include 124,348 shares of restricted Common Stock that do not vest within 60 days of June 11, 2019.

(2)	Consists of 769,617 shares of Common Stock. The number does not include 130,383 shares of restricted Common Stock that do not vest within 60 days of June 11, 2019.

(3)

Consists of (i) 305,093 shares of Common Stock and (ii) 68,000 shares of Common Stock issuable upon the exercise of options. The number does not include (i) 2,000 shares of Common Stock subject to options that will not become exercisable within 60 days of June 11, 2019 and (ii) 80,922 shares of restricted Common Stock that do not vest within 60 days of June 11, 2019.

(4)

Consists of (i) 400,058 shares of Common Stock; (ii) 163,743 shares of Common Stock beneficially owned by ANKMC, LLC, of which Mr. Green is the sole member and (iii) 125,270 shares held by Mr. Green in the Company’s 401(k) Plan. The number does not include 126,474 shares of restricted Common Stock that do not vest within 60 days of June 11, 2019.

(5)	Consists of 76,793 shares of Common Stock. The number does not include 19,370 shares of restricted Common Stock that do not vest within 60 days of June 11, 2019.

(6)	Consists of (i) 740,627 shares of Common Stock and (ii) 50,000 shares of Common Stock issuable upon the exercise of options.

(7)	Consists of 59,815 shares of Common Stock. This number does not include 23,283 shares of restricted Common Stock that do not vest within 60 days of June 11, 2019.

(8)

Consists of (i) 94,435 shares of Common Stock and (ii) 115,754 shares of Common Stock issuable upon the exercise of options. The number does not include 19,370 shares of restricted Common Stock that do not vest within 60 days of June 11, 2019.

(9)	Consists of 41,050 shares of Common Stock. This number does not include 13,500 shares of restricted Common Stock that do not vest within 60 days of June 11, 2019.

(10)

Consists of (i) 2,929,217 shares of Common Stock and (ii) 344,216 shares of Common Stock issuable upon the exercise of options. The number does not include (i) 2,000 shares of Common Stock subject to options that will not become exercisable within 60 days of June 11, 2019 and (ii) 537,649 shares of restricted Common Stock that do not vest within 60 days of June 11, 2019.

(11)

The address of Ariel Investments, LLC, which we refer to as “Ariel,” is 200 E. Randolph Street, Suite 2900, Chicago, Illinois 60601. Other than share ownership percentage information, the information set forth is as of April 30, 2019, as reported by Ariel in its Amendment No. 10 to Schedule 13G filed with us and the SEC. Ariel has sole voting power as to 1,738,823 shares, and sole dispositive power as to 1,812,323 shares.

(12)

The address of North Star Investment Management Corporation, which we refer to as “North Star,” is 20 N. Wacker Drive, Suite 1416, Chicago, Illinois 60606. Other than share ownership percentage information, the information set forth is as of December 31, 2018, as reported by North Star in its Amendment No. 3 to Schedule 13G filed with us and the SEC. North Star has sole voting power as to 1,707,514 shares, sole dispositive power as to 1,707,514 shares and shared dispositive power as to 1,352,234 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) of our Common Stock with the SEC. The SEC requires executive officers, directors and greater than ten percent shareholders to furnish us with copies of all these forms filed with the SEC.

To our knowledge, based solely upon our review of the copies of these forms received by us, or written representations from certain reporting persons that no additional forms were required for those persons, we believe that all of our executive officers and directors complied with their reporting obligations during fiscal 2019.

Policies and Procedures Governing Related Person Transactions

Our policy is to enter into transactions with related persons on terms that, on the whole, are no less favorable to us than those available from unaffiliated third parties. Our board of directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers, nominees for director, holder of 5% or more of our Common Stock or any of their immediate family members; and

•

a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to our audit and finance committee certain information relating to related person transactions for review, approval or ratification by our audit and finance committee. In making a determination about approval or ratification of a related person transaction, our audit and finance committee will consider the information provided regarding the related person transaction and whether consummation of the transaction is believed by the committee to be in our best interests. Our audit and finance committee may take into account the effect of a director’s related person transaction on the director’s status as an independent member of our board of directors and eligibility to serve on committees of our board under SEC rules and the listing standards of the Nasdaq Capital Market. Any related person transaction must be disclosed to our full board of directors.

Related Person Transactions

Set forth below are certain related person transactions that occurred in our fiscal year 2019. Based on our experience in the business sectors in which we participate and the terms of our transactions with unaffiliated third persons, we believe that all of the transactions set forth below (i) were on terms and conditions that were not materially less favorable to us than could have been obtained from unaffiliated third parties and (ii) complied with the terms of our policies and procedures regarding related person transactions. All of the transactions set forth below have been ratified by our audit and finance committee.

In fiscal 2019, Greg Green, our enterprise sales manager, received $487,919 of compensation from us in his capacity as an employee. Included in this compensation was $362,899 in commissions, a $12,000 bonus and the vesting of restricted stock valued at $5,104. Mr. Green is the brother of Scott R. Green, our chief operating officer and executive vice president.

AUDIT AND FINANCE COMMITTEE MATTERS

Report of the Audit and Finance Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Our audit and finance committee has adopted certain pre-approval categories for each fiscal year. These categories relate to auditor assistance with periodic filings with the SEC, auditor assistance with board approved capital raising or debt financing, auditor assistance with board approved acquisitions, auditor assistance with due diligence, required responses to SEC comment letters, and auditor assistance with routine tax matters.

We, the members of the audit and finance committee, as of the date of our filing of our fiscal 2019 Annual Report on Form 10-K with the SEC, represent the following:

1. As required by our charter, we reviewed the company’s financial statements for the fiscal year 2019 and met with management, as well as representatives of BDO USA, LLP, the company’s independent registered public accounting firm (which we refer to as “BDO”) for fiscal year 2019, to discuss the financial statements.

2. We also discussed with members of BDO the matters required to be discussed by the Statement on Auditing Standards 61, Communications with Audit Committees, as amended.

3. In addition, we received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding BDO’s communications with the audit and finance committee concerning independence, and discussed with members of BDO their independence from management and the company.

4. Based on these discussions, the financial statement review and other matters we deemed relevant, we recommended to the company’s board of directors that the company’s audited financial statements for the fiscal year 2019 be included in the company’s Annual Report on Form 10-K for the year ended March 31, 2019.

Respectfully submitted by the audit and finance committee:

Ellen B. Richstone, Chair

Anthonly L. Otten

Mark C. Williamson

Principal Accountant Services and Fees

BDO serves as our independent registered public accounting firm. Representatives of BDO are expected to be present at our annual meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

The following table presents fees billed by BDO for professional services rendered for the audit of our annual financial statements for fiscal 2019 and fiscal 2018 and fees billed for other services rendered during fiscal 2019 and fiscal 2018:

	Fiscal 2019	Fiscal 2018

Audit fees(1)	$445,703	$489,875

Audit-related fees	—	—

Tax fees	—	—

All other	—	—

Total fees	$445,703	$489,875

(1)

Represents the aggregate fees billed for the integrated audit of our fiscal 2019 and 2018 financial statements, respectively, review of quarterly financial statements and attendance at audit committee meetings and shareholder meetings.

Audit Committee Pre-Approval Policy

The audit and finance committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The audit and finance committee generally pre-approves specified services in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit and finance committee’s approval of the scope of the engagement of our independent registered public accountants or on an individual, explicit case-by-case basis before our independent auditor is engaged to provide each service.

The audit and finance committee considered whether the provision of the services not related to the audit of our financial statements acknowledged in the table above was compatible with maintaining the independence of BDO and is of the opinion that the provision of these services was compatible with maintaining BDO’s independence.

PROPOSAL FOUR:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit and finance committee has selected BDO USA, LLP (which we refer to as “BDO”) to be our independent registered public accounting firm for our fiscal year 2020. In selecting BDO to be our independent registered public accounting firm for our fiscal year 2020, our audit and finance committee considered the results from its review of BDO’s independence, including (i) all relationships between BDO and our company and any disclosed relationships or services that may impact BDO’s objectivity and independence; (ii) BDO’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the BDO engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.

Our audit and finance committee charter does not require that our shareholders ratify the selection of BDO as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our shareholders do not ratify the selection, our audit and finance committee may reconsider whether to retain BDO, but still may retain the firm. Even if the selection is ratified, our audit and finance committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

RECOMMENDATION OF THE BOARD: THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR 2020.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person to whom a copy of this proxy statement has been delivered, upon written or oral request, a copy of our Annual Report on Form 10-K for our fiscal year ended March 31, 2019. Requests should be made to our board secretary at our principal executive offices located at 2210 Woodland Drive, Manitowoc, Wisconsin 54220; telephone number (800) 660-9340.

SHAREHOLDER PROPOSALS

We did not receive any shareholder proposals for inclusion in this year’s proxy statement. All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) for presentation at our 2019 Annual Meeting of Shareholders must be received at our offices located at 2210 Woodland Drive, Manitowoc, Wisconsin 54220, by February 22, 2020, for inclusion in our proxy statement for our 2020 annual meeting.

A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or nominate a director at our 2020 annual meeting must comply with the requirements set forth in our bylaws. Among other things, a shareholder must give written notice to our board secretary no later than the close of business on the day which is determined by adding to December 31, 2019 the number of days starting with May 1, 2020 and ending on the date of the 2020 annual meeting. By way of example, if our 2020 annual meeting takes place on August 7, 2020, then such notice to be timely must be received not later than the close of business on April 7, 2020.

If the notice is not timely received in accordance with the foregoing, then we are not required to present such proposal at the 2020 annual meeting because the notice will be considered untimely. If our board of directors chooses to present such a shareholder proposal submitted after its due date at the 2020 annual meeting, then the persons named in proxies solicited by our board of directors for the 2020 annual meeting may exercise discretionary voting power with respect to such proposal.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with our board or with particular directors may send correspondence to our board secretary at Orion Energy Systems, Inc., 2210 Woodland Drive, Manitowoc, Wisconsin 54220. Our board secretary will forward all appropriate communications to our board or to particular directors as directed or as appropriate. Shareholders may also communicate directly with non-management directors of our board by directing communications to Orion Energy Systems, Inc., 2210 Woodland Drive, Manitowoc, Wisconsin 54220, Attn: Lead Director.

MAILINGS TO HOUSEHOLDS

To reduce duplicate mailings, we are now sending only one copy of any notice of internet availability of proxy materials, proxy statement or annual report to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. Upon written request, we will promptly deliver a separate copy of any notice of internet availability of proxy materials, annual report or proxy statement to a shareholder at a shared address.

If you wish to receive separate copies of each notice of internet availability of proxy materials, proxy statement and annual report please notify us by writing or calling our board secretary at 2210 Woodland Drive, Manitowoc, Wisconsin 54220, telephone number (800) 660-9340. If you are receiving duplicate mailings, you may authorize us to discontinue mailings of multiple notices of internet availability of proxy materials, proxy statements and annual reports. To discontinue duplicate mailings, notify us by writing or calling our board secretary.

PROXY SOLICITATION

We will bear the costs of solicitation of proxies for our annual meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from shareholders by telephone, telegram, in person or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Brokers, nominees, fiduciaries, and other custodians who are requested to forward soliciting material to the beneficial owners of our Common Stock held of record by them will be reimbursed for their reasonable expenses.

YOUR VOTE IS IMPORTANT.

THE PROMPT RETURN OF PROXIES WILL SAVE OUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

ANNEX A

ORION ENERGY SYSTEMS, INC.

2016 OMNIBUS INCENTIVE PLAN

AS PROPOSED TO BE AMENDED AND RESTATED AUGUST 7, 2019

As Amended and Restated Effective as of the Amendment Date

1. Purposes, History and Effective Date.

a. Purpose.    The Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

b. History.    Prior to the effective date of this Plan, the Company had in effect the Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan, as amended (the “Prior Plan”). Upon shareholder approval of this Plan, the Prior Plan terminated and no new awards could be granted under the Prior Plan, although awards previously granted under the Prior Plan and still outstanding will continue to be subject to all terms and conditions of the Prior Plan.

c. Effective Date; Amendment Date.    This Plan became effective, and Awards could be granted under this Plan, on and after the Effective Date. The Company is amending and restating this Plan, effective as of the Amendment Date (subject to approval by the Company’s shareholders at the Company’s 2019 annual meeting of shareholders) to increase the number of Shares reserved for issuance hereunder and make certain other changes. This Plan will terminate as provided in Section 15.

2. Definitions.    Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

a. “Act” means the Securities Act of 1933, as amended from time to time. Any reference to a specific provision of the Act shall include any successor provision thereto.

b. “Administrator” means the Committee; provided that, to the extent the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 3(b), the term “Administrator” shall also mean such officer or officers.

c. “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

d. “Amendment Date” means August 7, 2019.

e. “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, a Cash Incentive Award, Dividend Equivalent Units or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2), and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

f. “Beneficial Owner” means a Person, with respect to any securities which:

i.

such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase;

ii.

such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule l3D under the Act (or any comparable or successor report); or

iii.

are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

g. “Board” means the Board of Directors of the Company.

h. “Cash Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), as described in Section 10.

i. “Cause” has the meaning given in a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate, or if no such agreement is in effect, then (i) if the determination of Cause is being made prior to a Change of Control, Cause has the meaning given in the Company’s employment policies as in effect at the time of the determination or (ii) if the determination of Cause is being made following a Change of Control, Cause has the meaning given in the Company’s employment policies as in effect immediately prior to the Change of Control.

j. “Change of Control” means, unless specified otherwise in an Award agreement, the occurrence of any of the following:

i.

any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the IPO Date, pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

ii.

the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the IPO Date, constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the IPO Date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change of Control, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change of Control occurred; or

iii.

the consummation of a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), in each case, which requires approval of the shareholders of the Company, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the IPO Date, pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

iv.

the consummation of a plan of complete liquidation or dissolution of the Company or a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), in each case, which requires approval of the shareholders of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

Notwithstanding the foregoing, if an Award is considered deferred compensation subject to the provisions of Code Section 409A, and if a payment under such Award is triggered upon a “Change of Control,” then the foregoing definition shall be deemed amended as necessary to comply with Code Section 409A.

k. “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

l. “Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) who, to the extent necessary for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, meet the requirements of a “non-employee director” as defined in Rule 16b-3.

m. “Company” means Orion Energy Systems, Inc., a Wisconsin corporation, or any successor thereto.

n. “Director” means a member of the Board.

o. “Dividend Equivalent Unit” means the right granted in connection with Restricted Stock Units or Performance Units to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

p. “Effective Date” means the date the Company’s shareholders approve this Plan.

q. “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

r. “Fair Market Value” means, unless otherwise determined by the Administrator, per Share on a particular date, (i) if the Shares are listed on a national securities exchange, the last sales price on that date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on such date, then on the last preceding date on which there was a sale on such exchange; or (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on that date, or on the last preceding date on which there was a sale of Shares on that market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

s. “IPO Date” means the date on which the shares of the Company’s voting Stock were first sold to the public pursuant to an effective registration statement filed by the Company under the Act.

t. “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

u. “Option” means the right to purchase Shares at a stated price for a specified period of time.

v. “Participant” means an individual selected by the Administrator to receive an Award.

w. “Performance Goals” means any goals the Administrator establishes with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units, including, but not limited to: net sales; cost of sales; revenue; gross income; net income; operating income; income from continuing operations; earnings (including before taxes, and/or interest and/or depreciation and amortization); earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; ratio of debt to debt plus equity; return on shareholder equity; return on capital; return on assets; operating working capital; average accounts receivable; economic value added; and customer satisfaction; operating margin; profit margin; sales performance; sales quota attainment; new sales; cross/integrated sales; customer engagement; internal revenue growth; achievement of merger or acquisition milestones (including but not limited to identification of acquisition candidates) and client retention. Performance Goals may also relate to Participants’ individual performance in their official capacity with the Company or any one or more of its Subsidiaries, Affiliates, or business units.

The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) by excluding the costs of litigation, claims, judgments or settlements; (iii) by excluding the effects of changes in laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) by excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate. The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.

x. “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met).

y. “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

z. “Person” means any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

aa. “Plan” means this Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan, as it may be amended from time to time.

bb. “Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

cc. “Restricted Stock Unit” means the right to receive a cash payment and/or Shares the value of which is equal to the Fair Market Value of one Share.

dd. “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

ee. “Share” means a share of Stock.

ff. “Stock” means the Common Stock of the Company, no par value.

gg. “Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

hh. “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3. Administration.

a. Administration.    In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

b. Delegation to Other Committees or Officers.    To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

c. No Liability; Indemnification.    No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4. Eligibility.    The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5. Types of Awards.    Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

6. Shares Reserved under this Plan.

a. Plan Reserve.    Subject to adjustment as provided in Section 17, an aggregate of 3,500,000 Shares (consisting of 1,750,000 Shares originally reserved as of the Effective Date and an additional 1,750,000 Shares reserved as of the Amendment Date), are reserved for issuance under the Plan; provided that only 1,750,000 Shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

b. Depletion of Share Reserve.    The aggregate number of Shares reserved under Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, that may be issued pursuant to the Award. For the sake of clarity, Awards that may only be settled in cash shall not deplete the number of Shares reserved.

c. Replenishment of Share Reserve.    If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award, (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or (v) all or a portion of the Award is settled in cash, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (i) Shares purchased by the Company using proceeds from Option exercises; (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right; or (iii) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations.

d. Participant Limitations.    Subject to adjustment as provided in Section 17, each Participant is eligible to be granted Awards up to the following limits:

i.	Options for, and/or Stock Appreciation Rights with respect to, 1,000,000 Shares (or 200,000 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company;

ii.	Awards of Restricted Stock and/or Restricted Stock Units relating to 1,000,000 Shares (or 200,000 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company;

iii.

Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for 1,000,000 Shares (or 200,000 Shares, in the case of a Non-Employee Director) in respect of any single fiscal year of the Company;

iv.	Cash Incentive Award(s) that could result in a payment of $1,000,000 (or a payment of $200,000, in the case of a Non-Employee Director) during any single fiscal year of the Company; or

v.	other Stock-based Awards pursuant to Section 12 relating to 1,000,000 Shares (or 200,000 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company.

Notwithstanding any title, label or characterization of an Award in an award agreement or in the Company’s public filings or other disclosures, the Administrator shall have discretion to determine to which category (or categories) of Awards an Award is allocated for purposes of applying the limits herein and may allocate a single Award among more than one such limit. In addition, any limitation stated in terms of single fiscal year period shall be applied to a multi-year Award by treating the limitation as a per-year limitation.

7. Options.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant; and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. To the extent permitted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

8. Stock Appreciation Rights.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9. Performance and Stock Awards.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares, and whether such Award will include a right to receive Dividend Equivalent Units.

10. Cash Incentive Awards.    Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, vesting criteria, and the timing of payment.

11. Dividends and Dividend Equivalents.

a. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether (i) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time and (ii) the Award will be settled in cash or Shares.

b. Notwithstanding anything in the Plan or an Award to the contrary, no dividends or Dividend Equivalent Units may be paid with respect to an Award unless and until such Award vests.

12. Other Stock-Based Awards.    Subject to the terms of this Plan, the Administrator may grant to a Participant any other stock-based award, including shares of unrestricted Stock, as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

13. Minimum Vesting Period; Discretion to Accelerate Vesting.

a. Minimum Vesting Period.    All Awards granted under the Plan on and after the Amendment Date shall have a minimum vesting period of one year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to 5% of the total number of Shares reserved pursuant to Section 6(a). For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than 50 weeks.

b. Discretion to Accelerate.    Notwithstanding any provision of this Plan to the contrary, the Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, at any time and for any reason, including but not limited to in the event of a Participant’s death, disability (as defined by the Administrator), retirement (as defined by the Administrator), termination by the Company or an Affiliate without Cause, or a Change of Control.

14. Transferability.    Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

15. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

a. Term of Plan.    Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Amendment Date, no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan.

b. Termination and Amendment.    The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

i.

the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

ii.

shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

iii.

shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or the limits set forth in Section 6(d) (except as permitted by Section 17), or (B) an amendment that would diminish the protections afforded by Section 15(e).

c. Amendment, Modification, Cancellation and Disgorgement of Awards.

i.

Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

ii.

Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

iii.

Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

d. Survival of Authority and Awards.    Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

e. Repricing and Backdating Prohibited.    Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

f. Foreign Participation.    To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

16. Taxes.

a. Withholding.    In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax or other obligations. Alternatively, the Company or its Affiliate may require such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, then the Administrator may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (i) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires.

b. No Guarantee of Tax Treatment.    Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17. Adjustment and Change of Control Provisions.

a. Adjustment of Shares.    If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a), (d) and (e)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award (which adjustment may include determining that such Performance Goals are deemed met at a level determined by the Administrator). In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

b. Issuance or Assumption.    Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

c. Effect of Change of Control.

i.

In order to preserve a Participant’s rights under an Award in the event of a Change of Control, the Administrator in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (a) provide for the acceleration of any time period, or the deemed achievement of any Performance Goals, relating to the exercise or realization of the Award; (b) provide for the purchase of the Award for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable (or the cancellation of Awards in exchange for no payment to the extent that no cash or other property would be received upon the exercise or realization of the Award in such circumstances); (c) adjust the terms of the Award in the manner determined by the Administrator to reflect the Change of Control; (d) cause the Award to be assumed, or new right substituted therefor, by another entity; or (e) make such other provision as the Administrator may consider equitable and in the best interests of the Company.

ii.

Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

iii.

Amendment or Rescission. Notwithstanding anything contained in this Section 17, the Board may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 17 if it determines that the operation of this Section 17 may prevent a transaction in which the Company, a Subsidiary or any Affiliate is a party from receiving desired tax treatment, including without limitation requiring that each Participant receive a replacement or substitute Award issued by the surviving or acquiring corporation.

iv.

Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

18. Miscellaneous.

a. Other Terms and Conditions.    The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan.

b. Employment and Service.    The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

i.	a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

ii.

a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

iii.

a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

iv.	a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

c. No Fractional Shares.    No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

d. Unfunded Plan; Awards Not Includable for Benefits Purposes.    This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

e. Requirements of Law and Securities Exchange.    The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

f. Governing Law; Venue.    This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the County of Sheboygan in the State of Wisconsin.

g. Limitations on Actions.    Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

h. Construction.    Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles. The title, label or characterization of an Award in an award agreement or in the Company’s public filings or other disclosures shall not be determinative as to which specific Award type is represented by the award agreement. Instead, the Administrator may determine which specific type(s) of Award(s) is(are) represented by any award agreement, at the time such Award is granted or at any time thereafter.

i. Severability.    If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would cause this Plan, any award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

ORION ENERGY SYSTEMS, INC. 2210 WOODLAND DRIVE MANITOWOC, WI 54220

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 12:00 P.M. (CT) on August 6, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 12:00 P.M. (CT) on August 6, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E81589-P26620                      KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORION ENERGY SYSTEMS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:
01) Alan B. Howe
02) Anthony L. Otten
03) Michael J. Potts

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	Advisory vote on the approval of the compensation of the Company’s named executive officers as disclosed in the proxy statement.					☐	☐	☐

3.	Approval of the 2016 Orion Energy Systems, Inc. Omnibus Incentive Plan, as amended and restated.					☐	☐	☐

4.	Ratification of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2020.					☐	☐	☐
5.	On such other matters that may properly come before the annual meeting in accordance with the best judgment of the persons named as proxies.

NOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE THREE DIRECTOR NOMINEES INDICATED ABOVE, FOR ITEM 2, FOR ITEM 3 AND FOR ITEM 4. IT WILL ALSO BE VOTED IN ACCORDANCE WITH BEST JUDGMENT OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ORION ENERGY SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, August 7, 2019

1:00 p.m. (Local Time)

Live Audio Webcast available through our website: www.orionlighting.com.

U.S. Bank Center - 40th Floor

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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E81590-P26620

ORION ENERGY SYSTEMS, INC.

2210 Woodland Drive

Manitowoc, Wisconsin 54220

This proxy is solicited by the Board of Directors for use at the Annual Meeting on August 7, 2019.

The shareholder hereby appoints Michael W. Altschaefl and William T. Hull, and each of them, proxies, with the power of substitution to vote all shares of Common Stock of ORION ENERGY SYSTEMS, INC. of record in the name of the undersigned at the close of business on June 11, 2019 at the Annual Meeting of Shareholders of Orion Energy Systems, Inc. to be held on August 7, 2019, or at any adjournment or postponement thereof.

I further acknowledge receipt of the Notice of the Annual Meeting, the Proxy Statement and the Annual Report on Form 10-K, and I hereby revoke any other proxy I may have executed previously for the 2019 Annual Meeting of Shareholders.

See reverse for voting instructions.